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Exhibit 10.3

        [*****] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

STOCK PURCHASE AGREEMENT

dated as of

February 11, 2003

among

DISPLAYTECH, INC.

and

FLEMING US DISCOVERY FUND III, L.P.,

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

and

INTERWEST CAPITAL, INC.

SECTION 7.	INFORMATION AS TO THE COMPANY	20
7.1.	Financial Information.	20
7.2	Communication with Accountants.	22
7.3	Inspection.	22
7.4	Notices.	22
7.5.	Confidentiality Agreement.	23
7.6.	Termination of Information Provided to Purchasers Pursuant to this Section 7.	24
SECTION 8.	AFFIRMATIVE COVENANTS	24
8.1.	Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.	24
8.2.	Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office.	24
8.3.	Fiscal Year.	24
8.4.	Environmental Matters.	24
8.5.	Delivery of Information for Rule 144A Transactions.	26
8.6.	Senior Securities.	26
8.7.	Further Assurances.	26
SECTION 9.	NEGATIVE COVENANTS	26
9.1.	Private Placement Status.	26
SECTION 10.	CONDITIONS TO PURCHASER'S OBLIGATIONS	27
10.1.	Shareholders' Rights Agreements.	27
10.2.	Articles of Amendment to the Articles of Incorporation.	27
10.3.	Certificates for Shares.	27
10.4.	Senior Status.	27
10.5.	Accuracy of Representations and Warranties.	27
10.6.	Compliance with Agreements.	27
10.7.	Officers' Certificates.	27
10.8.	Proceedings.	27
10.9.	Legality; Governmental and Other Authorization.	28
10.10.	No Material Adverse Change.	28
10.11.	Opinions of Counsel.	28
10.12.	Waivers and Consents.	28
10.13.	Arrangements with Hewlett-Packard.	28
10.14.	Modifications to Rights of Other Equity Holders.	28
10.15.	Other Documents and Opinions.	28
SECTION 10A.	CONDITIONS TO SUBSEQUENT PURCHASER'S OBLIGATIONS	29
10A.1.	Certificate for Shares.	29
10A.2.	Accuracy of Representations and Warranties.	29
10A.3.	Officers' Certificates.	29
10A.4.	Legality; Governmental and Other Authorization.	29
10A.5.	Opinions of Counsel.	29
10A.6.	Other Documents and Opinions.	29
SECTION 11.	CONDITIONS TO COMPANY'S OBLIGATIONS	29
11.1.	Payment.	29
11.2.	Other Documents.	30
SECTION 12.	BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS	30
SECTION 13.	SPECIFIC PERFORMANCE	30
SECTION 14.	EXPENSES	30

SECTION 15.	DIRECT PAYMENTS	32
SECTION 16.	AMENDMENTS AND WAIVERS	32
SECTION 17.	EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT	32
SECTION 18.	NOTICES	33
SECTION 19.	MISCELLANEOUS	33
Schedule 1	Number of Shares Purchased
Schedule 2	Schedule of Bridge Notes
EXHIBIT A-1	Series E-1 Certificate of Designation
EXHIBIT A-2	Series E-2 Certificate of Designation
EXHIBIT B	Confidentiality Agreement
EXHIBIT C	Amendment No 2 to the Shareholders' Rights Agreement
EXHIBIT D	Series E Shareholders' Rights Agreement
EXHIBIT E	Opinions of Counsel for the Company

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT is dated as of February 11, 2003 among Displaytech, Inc., a Colorado corporation (the "Company"), Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc. (each referred to as "Purchaser" and collectively as "Purchasers").

W I T N E S S E T H:

        WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company's Series E-1 Senior Preferred Stock, par value $.001 per share (the "Series E-1 Preferred Stock"), and/or shares of the Company's Series E-2 Senior Preferred Stock, par value $.001 per share (the "Series E-2 Preferred Stock"), upon the terms and provisions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SALE AND PURCHASE OF PREFERRED STOCK

        (a)   The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchasers severally agree to purchase from the Company at the Closing, the number of shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock set forth opposite each Purchaser's name on Schedule 1 hereto. The shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock being acquired under this Agreement (as hereinafter defined), or upon the conversion of promissory notes listed on Schedule 2 hereto and issued pursuant to that certain Note Purchase Agreement, dated as of December 10, 2002, by and among the Company and the purchasers that are parties thereto (collectively, the "Bridge Notes") are referred to herein as the "Shares", and contain rights and privileges as more fully set forth in the Certificate of Designation and Determination of Preferences of the Series E-1 Senior Preferred Stock of the Company in the form attached hereto as Exhibit A-1 (the "Series E-1 Certificate") and/or the Certificate of Designation and Determination of Preferences of the Series E-2 Senior Preferred Stock of the Company in the form attached hereto as Exhibit A-2 (the "Series E-2 Certificate"), as applicable.

        (b)   The aggregate purchase price to be paid to the Company by each Purchaser for that portion of the Shares to be purchased by such Purchaser pursuant to this Agreement shall be the amount set forth opposite such Purchaser's name on Schedule 1 hereto. No further payment shall be required from the Purchasers for their portion of the Shares.

        (c)   The parties further acknowledge and agree that the Shares are not intended to constitute "preferred stock" as that term is used in Section 305(b)(4) of the Code and Treasury Regulation § 1.305-5(a). Except as required by any Taxing Authority or court, the Company and the Purchasers agree to treat the Shares for Federal, state and local income and franchise tax purposes as not constituting "preferred stock", and to take no position inconsistent with such characterization on any Tax Return or before any Taxing Authority or court.

        (d)   The Company will use the net proceeds from the sale of the Shares it will receive on the Closing Date to fund future development opportunities, for working capital purposes and for such other purposes as necessary or advisable in the sole judgment of the Company's Board of Directors.

SECTION 2. CLOSING

        (a)   Subject to the terms and conditions hereof, the initial closing of the purchase and sale of the Shares to be purchased by the Purchasers (the "Closing") will take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York at 10:00 A.M., New York City time, on the date hereof, or such other time and date as shall be mutually agreed to by the Company and the Purchasers (such time and date are herein referred to as the "Closing Date").

        (b)   Subject to the terms and conditions hereof, at the Closing (i) the Company will deliver to each Purchaser a certificate registered in the respective Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite each Purchaser's name on Schedule 1 and (ii) substantially simultaneously with the Purchaser's receipt thereof, each Purchaser shall deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares to be purchased by such Purchaser payable to the order of the Company in federal or other immediately available funds.

        (c)   Subject to the terms and conditions hereof, the Company may sell additional Shares to currently existing shareholders of the Company as of the date hereof (each, a "Subsequent Purchaser") at one or more subsequent closings; provided that each such subsequent closing occurs on or prior to June 30, 2003; provided further that each such Subsequent Purchaser (together with its Affiliates) shall be entitled to purchase an aggregate of up to $2,000,000 of Shares. Each Subsequent Purchaser shall become a party to this Agreement and shall have the rights and obligations hereunder. At any such subsequent closing, (i) the Company will deliver to all Purchasers a revised Schedule 1 reflecting such sale, (ii) the Company will deliver to each Subsequent Purchaser a certificate registered in such Subsequent Purchaser's name (or the name of its nominee, if any, as specified on revised Schedule 1 hereto) evidencing the number of Shares set forth opposite such Subsequent Purchaser's name on revised Schedule 1, and such other documents as are reasonably requested by such Subsequent Purchaser, (iii) substantially simultaneously with each Subsequent Purchaser's receipt thereof, such Subsequent Purchaser shall deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price for the Shares to be purchased by such Subsequent Purchaser payable to the order of the Company in federal or other immediately available funds and (iv) each Subsequent Purchaser shall deliver the joinder agreement contemplated by Section 16(a).

        (d)   Notwithstanding anything in this Agreement to the contrary, (i) during the period beginning on the date hereof and ending on February 28, 2003, the Company may sell, and the Purchasers and Subsequent Purchasers may purchase, only shares of Series E-1 Preferred Stock and (ii) during the period beginning on March 1, 2003 and ending on June 30, 2003, the Company may sell, and the Purchasers and Subsequent Purchasers may purchase, only shares of Series E-2 Preferred Stock.

SECTION 3. DEFINITIONS

        (a)   For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares and the rights under this Agreement or under the Certificates of Designation or the Series E Shareholders' Rights Agreement, shall not in and of itself cause a Purchaser to be deemed to be an "Affiliate" of the Company.

          "Agreement" means this Stock Purchase Agreement (together with exhibits and schedules) as such may be from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          "Benefit Plan" means, as of the Closing Date, any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Bridge Notes" has the meaning set forth in Section 1(a) hereof.

          "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

          "Capital Stock" means any class of capital stock of the Company authorized by its certificate of incorporation.

          "Capitalized Lease" means any lease to which the Company is party as lessee, or by which it is bound, under which it leases any property (personal or mixed) from any lessor other than the Company, and which either is required to be capitalized in accordance with generally accepted accounting principles consistently applied, or, even if not so required to be capitalized, shall have (or have had), at the time first entered into, an initial term of greater than three (3) years (including leases of shorter duration which are or were extendible to a total term greater than three (3) years at the option of the lessor).

          "Capitalized Lease Value" means, as of the time of any determination thereof, the sum of the then present values, determined as hereinafter provided, of future obligations of the Company and its subsidiaries under then existing Capitalized Leases. To compute the value of any Capitalized Lease, the following methods shall be used, as applicable:

              (i)  values of leases required to be capitalized in accordance with generally accepted accounting principles shall be computed in accordance with such principles; and

             (ii)  values of other leases (and values of contracts or other items which this Agreement provides are to be valued as if they were Capitalized Leases) shall be computed by discounting, to the date of determination, at an assumed interest rate of eight percent (8%) per annum, the minimum amount of future rental payments that will be due from the Company or its subsidiaries under the related documentation, including rental payments that may be due during extensions which are at the other party's option, but excluding any amounts in respect of insurance on, taxes on and/or maintenance of the properties subject to such leases (provided that such amounts are owed and paid only to the extent actually incurred).

          "Certificates of Designation" means the Series E-1 Certificate, the Series E-2 Certificate, the Certificate of Designation and Determination of Preferences of the Series E-D Convertible Preferred Stock of the Company, the Certificate of Designation and Determination of Preferences of the Series E-B Convertible Preferred Stock of the Company, the Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock of the Company and the Amended and Restated Certificate of Designation and Determination of Preferences of the Series B Convertible Preferred Stock of the Company.

          "Closing" has the meaning set forth in Section 2(a) hereof.

          "Closing Date" has the meaning set forth in Section 2(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

          "Common Stock" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any Capital Stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of Capital Stock of the Company or which has ordinary voting power for the election of directors of the Company.

          "Company" means Displaytech, Inc., a Colorado corporation, its successors and assigns.

          "Confidentiality Agreement" has the meaning set forth in Section 7.5 hereof.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and any of its majority-owned subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

          "Convertible Securities" means any warrants, options or other rights to acquire shares of Capital Stock (whether upon exercise, conversion, exchange or otherwise).

          "Disclosure Material" has the meaning set forth in Section 4.6(a) hereof.

          "Environmental Laws" means all federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, policies, and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; The Occupational Safety and Health Act, 29 U.S.C. § 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., all as may be amended or superseded from time to time, and all common law claims relating to the same.

          "Environmental Lien" has the meaning set forth in Section 4.16(f) hereof.

          "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

          "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          "Governmental Authority" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its respective assets or businesses.

          "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business, (2) any guaranty of indebtedness of the Company by a subsidiary of the Company or (3) obligations of the Company which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

          "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

          "Hewlett-Packard" means Hewlett-Packard Company, a Delaware corporation.

          "Hewlett-Packard Stock Purchase Agreement" means that Stock Purchase Agreement, dated as of January 27, 1998, by and among the Company and Hewlett-Packard.

          "HP Convertible Note" means the Amended and Restated Convertible Note of the Company in favor of Hewlett-Packard, dated the date hereof, in original principal amount of $10,000,000.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding, any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such Person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all obligations of such Person under any Capitalized Leases; (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such Person; and (g) all obligations under or in respect of currency agreements (other than the provisions in the Miyota Co. Ltd. Agreement, dated December 10, 1998, related to currency exchange rates) and interest rate protection obligations of such Person.

          "Intellectual Property" has the meaning set forth in Section 4.12(a) hereof.

          "Intellectual Property Licenses" has the meaning set forth in Section 4.12(a) hereof.

          "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash or other consideration, of not less than the agreed sale price bargained on an arms-length basis and (v) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds $50,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company, (3) shall not include temporary investments of excess cash of the Company in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper or corporate bonds which are rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with a nationally recognized brokerage or investment advisory firm, and (4) shall not include Investments of the Company disclosed on Schedule 3(a) hereto.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing; provided that the term "Lien" shall not include Permitted Liens.

          "Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 12, 1999, by and between the Company and Hewlett-Packard, as amended by Amendment No. 1 to the Note Purchase Agreement, dated February 19, 1999 and by Second Amendment to Note Purchase Agreement, dated as of the date hereof.

          "Outstanding" or "outstanding" means (a) when used with reference to the Shares as of a particular time, all Shares theretofore duly issued except (i) Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares have been issued by the Company, (ii) Shares theretofore canceled by the Company and (iii) Shares registered in the name of, as well as Shares owned beneficially by, the Company or any of its Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the Purchasers or (y) any Affiliates of the Purchasers.

          "Patents and Applications" has the meaning set forth in Section 4.12(c) hereof.

          "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

          "Permitted Lien" means (i) any Lien for Taxes, governmental charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (ii) any imperfections of title, easements, rights of way or similar Liens, zoning laws or land use restrictions as normally exist with respect to property similar in character to the property affected thereby and which individually or in the aggregate with other such Liens, zoning laws or land use restrictions do not materially impair the value or marketability of the property subject to such Liens, zoning laws or land use restrictions or interfere with the use of such property in the conduct of the business of the Company and which do not secure obligations for money borrowed, (iii) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, if appropriate, and (iv) any Lien resulting from purchase by the Company of goods in the ordinary course of business as to which Liens are not filed of record.

          "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Preferred Stock" means any class of the capital stock of the Company (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of the Company (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of the Company. "Preferred Stock" includes, without limitation, the Series B

  Preferred Stock, the Series D Preferred Stock, the Series E-B Preferred Stock, the Series E-D Preferred Stock, the Series E-1 Preferred Stock and the Series E-2 Preferred Stock.

          "Purchaser" and "Purchasers" each has the meaning set forth in the Preamble of this Agreement.

          "Qualified Public Offering" means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which (i) proceeds to the Company, net of underwriting discounts, commissions and other expenses, are at least $15,000,000, and (ii) the price per share of Common Stock shall be not less than $6.875 per share.

          "Restricted Payment" means (i) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company of any shares of the Company's Capital Stock or Convertible Securities, (ii) any prepayments or repayments made on Indebtedness of the Company, (iii) every payment to or on behalf of any Affiliate of the Company on account of or with respect to any lease arrangements, and (iv) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or (B) any obligation, to any Person, of any Affiliate of the Company or to any other holder of shares of the Company's Capital Stock or Convertible Securities, which obligation is assumed, or is the subject of a Guaranty, by the Company; provided, however, (a) that the restrictions of the foregoing clause (i) shall not apply to (A) any payment in respect of Capital Stock of the Company to the extent payable in shares of the Capital Stock of the Company, (B) any call of the Series E-1 Preferred Stock or Series E-2 Preferred Stock, (C) any redemption or repurchase of the Company's Capital Stock which, in the aggregate, do not exceed $50,000, (D) any redemption or repurchase pursuant to the Stock Incentive Plans or (E) any redemption or repurchase pursuant to the Stock Restriction Agreements, (ii) shall not apply to any prepayment, regularly scheduled repayment or payment upon acceleration of Indebtedness, including, without limitation, the repayment, prepayment or payment upon acceleration of the HP Convertible Note, provided that such Indebtedness being prepaid, repaid or paid upon acceleration is not at the time of such repayment, prepayment or payment upon acceleration or at any prior time thereto owing to an Affiliate of the Company (other than Hewlett-Packard), and (b) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to (i) the Shares or to the Purchasers (or holders of Shares) under this Agreement or (ii) the currently outstanding securities described on Schedule 3(a) hereto pursuant to their existing terms or to any securities that would result from the conversion or adjustment of such currently outstanding securities pursuant to their existing terms.

          "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.001 per share.

          "Series D Preferred Stock" means the Company's Series D Convertible Preferred Stock, par value $.001 per share.

          "Series E-1 Certificate" has the meaning set forth in Section 1(a) hereof.

          "Series E-1 Preferred Stock" has the meaning set forth in the recitals hereto.

          "Series E-2 Certificate" has the meaning set forth in Section 1(a) hereof.

          "Series E-2 Preferred Stock" has the meaning set forth in the recitals hereto.

          "Series E-B Preferred Stock" means the Company's Series E-B Convertible Preferred Stock, par value $.001 per share.

          "Series E-D Preferred Stock" means the Company's Series E-D Convertible Preferred Stock, par value $.001 per share.

          "Series E Shareholders' Rights Agreement" means the Series E Shareholders' Rights Agreement, dated as of the date hereof, by and among the Company and the Purchasers.

          "Series HP Preferred Stock" means the Company's Series HP Convertible Preferred Stock, par value $.001 per share.

          "Shareholders' Rights Agreement" means the Amended and Restated Shareholders' Rights Agreement, dated as of July 30, 2001, by and among the Company, the Purchasers and the Investors (as defined therein), as amended by Amendment No. 1, dated as of April 9, 2002, and Amendment No. 2, dated as of the date hereof.

          "Shares" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are sold in a public offering pursuant to a registration statement under Section 5 of the Securities Act, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any consent or waiver provision of this Agreement.

          "Stock Incentive Plans" means any stock plan or stock option plan authorized by the Company's Board of Directors prior to the date hereof and/or as permitted by the terms and conditions of this Agreement.

          "Stock Restriction Agreements" mean the currently existing stock restriction agreements between the Company and the holders of the Company's Capital Stock named therein, such agreements relating to an aggregate of not more than 500,000 shares of the Company's Capital Stock.

          "Subsequent Purchaser" has the meaning set forth in Section 2(c) hereof.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" when used herein without reference to any particular Person, means a Subsidiary of the Company.

          "Takeover Proposal" means any tender or exchange offer for in excess of 15% of the outstanding securities involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or an analogous portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any transaction similar to any of the foregoing with respect to the Company, other than pursuant to the transactions to be effected pursuant to this Agreement.

          "Takeover Proposal Interest" has the meaning set forth in Section 7.4(b) hereof.

          "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

          "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Transferees" shall mean any transferee of the Shares from a Purchaser. Transferees shall not include a transferee of the Shares sold in a public offering pursuant to a registration statement under the Securities Act.

        (b)   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i)    the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

          (ii)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

          (iii)  all computations provided for herein, if any, shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

          (iv)  any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

          (v)   all references herein to actions by the Company, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

          (vi)  the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

          (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise;

          (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in this Agreement, the Certificates of Designation, or the Shareholders' Rights Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7, 8 or 9 or otherwise; and

          (ix)  all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company shall apply to such Person or the Company, as the case may be, whether such action is taken directly or indirectly.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Purchasers as follows as of the date hereof, except as set forth in the schedules attached hereto:

        4.1.    Corporate Existence, Power and Authority.

        (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

        (b)   No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Certificates of Designation). The Company is not in violation in any respect of its certificate of incorporation or by-laws.

        (c)   The Company has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

        (d)   The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, and consummate the transactions contemplated by and perform its obligations under (i) this Agreement, including, without limitation, the issuance by the Company of the Shares as contemplated herein and in the Series E-1 Certificate and the Series E-2 Certificate and (ii) the Series E Shareholders' Rights Agreement. The execution, delivery and performance of this Agreement and the Series E Shareholders' Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares as contemplated herein and therein and in the Series E-1 Certificate and the Series E-2 Certificate) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered the Stock Purchase Agreement and at the Closing will have duly executed and delivered the Series E Shareholders' Rights Agreement. This Agreement constitutes and, at the Closing, the Series E Shareholders' Rights Agreement will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

        4.2.    Capital Stock.

        (a)   Schedule 4.2 (a) hereto correctly and completely lists (i) the authorized Capital Stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each Series or Class after giving effect to the Certificates of Designation and (iii) after giving effect to the issuance of Shares on the Closing Date, as contemplated by this Agreement, the number of shares outstanding in each Series or Class. There have been no material issuances of shares since February 7, 2003. All of such outstanding shares are, or on the Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. Except as provided in the Certificates of Designation or in Schedule 4.2(a), none of the shares of the Company's Capital Stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of Capital Stock.

        (b)   Schedule 4.2(b) hereto correctly and completely lists the number and purpose for which shares of the Company's Common Stock are reserved for issuance by the Company.

        (c)   Except as referred to in Section 4.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its Capital Stock or other securities.

        (d)   Except as referred to in Section 4.2(b) and for the registration rights contained in the Shareholders' Rights Agreement, there are and will be no outstanding registration rights with respect to any Capital Stock of the Company, including, without limitation, any Capital Stock referred to in Section 4.2(b) or 4.2(c), which (in either case) will be outstanding on the Closing Date.

        (e)   Except as set forth in Schedule 4.2(e), there are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any Capital Stock of the Company of which the Company is a party, except as provided herein, in the Series E Shareholders' Rights Agreement and in the Certificates of Designation.

        (f)    Except as set forth in Schedule 4.2(f), there are no anti-dilution protections or other adjustment provisions in existence with respect to any Capital Stock of the Company, including any Capital Stock referred to in Section 4.2(b) or 4.2(c).

        (g)   Each Certificate of Designation has been duly adopted by the Company and is fully effective as an amendment to the Company's certificate of incorporation. The Shares will have all of the rights, priorities and terms set forth in the Series E-1 Certificate and/or the Series E-2 Certificate, as applicable.

        (h)   To the best knowledge of the Company, Schedule 4.2(h) hereto correctly and completely lists the names of those persons who beneficially own, directly or indirectly, more than 5% (calculated in accordance with Rule 13d-3 under the Exchange Act) of the Company's outstanding Capital Stock.

        4.3.    Subsidiaries.

        The Company has two wholly-owned Subsidiaries, Displaytech International, Inc., a Colorado corporation, and Displaytech Asia-Pacific K.K., a Japanese corporation. The Company has no Investments in any other Person.

        4.4.    Business.

        The Company is engaged in the business of designing, developing, manufacturing and marketing Ferroelectric Liquid Crystal (FLC) microdisplays used to provide superior image quality in electronic devices such as digital still camera and camcorder viewfinders.

        4.5.    No Defaults or Conflicts.

        (a)   Except as provided in Schedule 4.5(a), the Company is not in violation or default in any material respect (and is not in default in any respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

        (b)   The execution, delivery and performance by the Company of this Agreement and the Series E Shareholders' Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares as contemplated herein and therein and in the Series E-1 Certificate and the Series E-2 Certificate) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company, (B) any law, rule, regulation or order of any federal, state, county, municipal or other Governmental Authority, (C) any judgment, writ, injunction, decree, award or other action of any court or Governmental Authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its respective properties, (ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, except as provided in the Certificates of Designation, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a Governmental Authority and including, without limitation, any shareholder approval) (other than any necessary approvals which have been obtained prior to the Closing Date), or (iv) except as provided in Schedule 4.5(b), cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No provision of any item referred to in the preceding clause (i) materially adversely affects the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, the Certificates of Designation, the Series E Shareholders' Rights Agreement or any of the transactions contemplated hereby or thereby.

        4.6.    Disclosure Materials; Other Information.

        (a)   The Company has previously furnished to the Purchasers or their counsel the materials described on Schedule 4.6(a) hereto (the "Disclosure Material"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4.6(a) fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments.

        (b)   Since December 31, 2002, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of any such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since December 31, 2002, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

        (c)   There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the schedules hereto.

        (d)   The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and were based on reasonable assumptions when made and have been prepared in good faith.

        (e)   There is no fact known to the Company which is not in the disclosure schedules hereto and which materially and adversely affects, or in the future would be reasonably likely (as far as the Company currently can reasonably foresee) to materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.7.    Litigation.

        There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of this Agreement, the Certificates of Designation, the Series E Shareholders' Rights Agreement or the Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Shares or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.8.    Taxes.

        The Company has duly and timely filed all material Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects, in all material respects, the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all material Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all material unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of the Closing Date, such provision, as adjusted for the passage of time through the Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. No Tax Returns of the Company have ever been audited by any Taxing Authority, there is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Other than stamp taxes, the Company has no liability for Taxes of any Person other than the Company (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

        4.9.    ERISA.

        (a)   All Benefit Plans are listed in Schedule 4.9(a), and copies of all documentation relating to such Benefit Plans have been delivered to or made available for review by the Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

        (b)   Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under Section 501(a) of the Code.

        (c)   No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

        (d)   No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said Section 4043 for which notice is not waived under the regulations issued pursuant to said Section 4043.

        (e)   No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (f)    No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

        (g)   Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980B of the Code or civil liability under Section 502(i) or (l) of ERISA.

        (h)   No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

        (i)    No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

        (j)    No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities and any other claim which could not reasonably be expected to result in a material liability or expense to the Company) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

        (k)   All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.9(k), and the Company has performed all material obligations required to be performed under all Benefit Plans.

        (l)    The execution, delivery and performance of this Agreement and the Series E Shareholders' Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by any Purchaser of the Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Benefit Plan.

        4.10.    Legal Compliance.

        (a)   The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        (b)   There are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

        4.11.    Outstanding Securities.

        Schedule 4.11 hereto correctly and completely lists the outstanding securities (as defined in the Securities Act) of the Company. All securities of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

        4.12.    Intellectual Property and Other Rights.

        (a)   (i) Except as set forth on Schedule 4.12(a), the Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, computer software and programs, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing of any kind which is used in its business (collectively, the "Intellectual Property"). Schedule 4.12(a) hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are material to the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and as currently proposed to be conducted and all licenses, permits, consents, approvals or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "Intellectual Property Licenses").

          (ii)   Subject to the limitations set forth in the Intellectual Property Licenses, except as otherwise set forth in any exceptions listed under Schedule 4.12(a), the Company has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted. The Company owns or possesses sufficient licenses, permits, consents, approvals or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as currently proposed to be conducted.

          (iii)  The Company has at all times maintained reasonable procedures to protect and has enforced all of its Intellectual Property and trade secrets.

          (iv)  The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

        (b)   (i) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company, (A) to the effect that any material operation or activity of the Company presently occurring, including, inter alia, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any valid United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

          (ii)   The Company is not aware of any presently existing valid United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

        (c)   The United States and foreign patents and patent applications owned by the Company listed in Schedule 4.12(a) hereto (the "Patents and Applications") as part of the Intellectual Property have been properly filed on behalf of the Company as named therein, are being diligently pursued by the Company and, to the Company's best knowledge, have been properly prepared. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the relevant patent office, to the extent required by law.

        4.13.    Key Employees.

        The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. The employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

        4.14.    Properties.

        The Company does not and has never owned any real property. Other than the Permitted Liens, the Company has good and marketable title to each of its other properties other than leased properties, all of which are disclosed on Schedule 4.14 hereto. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Schedule 4.14 hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. None of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        4.15.    Suppliers and Customers.

        (a)   The Company has adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

        (b)   Except as set forth on Schedule 4.15(b), the Company has no knowledge that the customer base of the Company might materially decrease.

        4.16.    Environmental Compliance.

        (a)   Except as set forth on Schedule 4.16(a), there is no Hazardous Material on, about, under or in, any property, real or personal, in which the Company has or has formerly had any interest in an amount or concentration which could constitute a violation that would result in a liability in excess of $75,000 or otherwise result in a liability in excess of $75,000 to the Company under any applicable Environmental Law.

        (b)   There is no (and has not been any) off-site use, handling, storage or disposal or, except as set forth on Schedule 4.16(b), on-site use, handling, storage or disposal of Hazardous Material at or from any locations currently or formerly owned, leased, operated or occupied by the Company as a result of which use, handling, storage or disposal the Company could incur a material liability or obligation under any applicable Environmental Law.

        (c)   Except as set forth on Schedule 4.16(a), the Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any non-indigenous Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company that could result in a liability to the Company in excess of $75,000 under any applicable Environmental Law.

        (d)   Except as set forth on Schedule 4.16(a), there has been no intentional or unintentional, gradual or sudden, release, disposal or discharge by the Company or, to the Company's knowledge, by others, upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company that has caused or is causing soil or groundwater contamination which, under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company under any applicable Environmental Law.

        (e)   The Company is in material compliance with all applicable Environmental Laws, has received all required Environmental Permits and is in material compliance with the terms and conditions of all Environmental Permits.

        (f)    To the best knowledge of the Company, after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("Environmental Liens") relating to any real property (including improvements thereon) currently owned by the Company.

        (g)   There are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, operated or leased by the Company, except in compliance with all applicable Environmental Laws.

        4.17.    No Burdensome Agreements.

        To the best of the knowledge and belief of the Company, the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

        4.18.    Offering of Shares.

        Except as set forth on Schedule 4.18, none of the Company, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than (x) the Purchasers and (y) other investors, each of which the Company reasonably believed at the time of such sale, solicitation, approach or negotiation was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

        4.19.    Indebtedness.

        Schedule 4.19 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding as of January 31, 2003 (and there is no additional material amount of Indebtedness of the Company outstanding other than as set forth on such Schedule 4.19), (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchasers a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

        4.20.    Use of Proceeds.

        The Company will use the net proceeds realized from the sale of the Shares to fund future development opportunities, for working capital purposes and for such other purposes as necessary or advisable in the sole judgment of the Company's Board of Directors. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

        4.21.    Other Names.

        The businesses previously or presently conducted by the Company have not been conducted under any corporate, trade or fictitious name other than "Displaytech, Inc."

        4.22.    Brokers.

        No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Series E Shareholders' Rights Agreement, the Certificates of Designation or any of the transactions contemplated hereby or thereby. Any such fees and commissions shall be the sole responsibility of the Company and in no circumstance shall the Purchasers have any liability therefor.

        4.23.    Insurance.

        (a)   Schedule 4.23(a) contains a list and description of all insurance policies maintained by or on behalf of the Company on its assets, operations, properties and personnel. Such insurance is of the kind, covering such risks and in such amounts and with such deductibles and exclusions, as are consistent with those maintained by businesses similarly situated to the Company and are, in the opinion of the Company, reasonable for the business, assets and properties of the Company. All such policies are in full force and effect.

        (b)   The Company has not received any notice of cancellation or termination with respect to any material insurance policy thereof and there are no pending disputes or controversies between the Company, on the one hand, and the carrier of any such insurance policy, on the other.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        The Purchasers represent and warrant, severally and not jointly, to the Company as follows:

        5.1.    Corporate Power and Authority.

        Each Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, and consummate the transactions contemplated by and perform its obligations under this Agreement and the Series E Shareholders' Rights Agreement. The execution, delivery and performance of this Agreement and the Series E Shareholders' Rights Agreement by each Purchaser have been duly authorized by all required corporate and other actions. Each Purchaser has duly executed and delivered this Agreement and the Series E Shareholders' Rights Agreement, and this Agreement and the Series E Shareholders' Rights Agreement constitute the legal, valid and binding obligations of each Purchaser enforceable against each Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

        5.2.    Investment Intent.

        Each Purchaser is capable of evaluating the risk of its investment in the Shares being purchased by it hereunder and is able to bear the economic risk of such investment. Each Purchaser is purchasing the Shares to be purchased by it for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; provided, however, that each Purchaser may transfer record and/or beneficial ownership of the Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of such Purchaser, in all cases in compliance with federal securities laws. It is understood that the disposition of each Purchaser's property shall at all times be within such Purchaser's control. If the Purchasers should in the future decide to dispose of any of their Shares, it is understood that each Purchaser may do so only in compliance with the Securities Act, applicable state and federal securities laws, this Agreement and the other agreements and documents contemplated herein, or pursuant to an applicable exemption therefrom. Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

        5.3.    Brokers.

        No broker, finder, or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with this Agreement, the Series E Shareholders' Rights Agreement or the Certificates of Designation or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of each Purchaser or any of its Affiliates.

SECTION 6. RESTRICTIONS ON TRANSFER

        Each Purchaser agrees that it shall not sell or otherwise dispose of any Shares unless such Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates representing Shares a legend stating or referring to such transfer restrictions; provided, that no such legend shall be endorsed on any Share certificates that, when issued, are no longer subject to the restrictions of this Section 6. Each Purchaser shall provide the Company with an opinion of its counsel stating that the transfer of such Shares is in compliance with all federal securities laws or an applicable exemption therefrom. The Company shall not unreasonably delay the transfer of such Shares.

SECTION 7. INFORMATION AS TO THE COMPANY

        The Company covenants and agrees as follows:

        7.1.    Financial Information.

        (a)   The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

        (b)   So long as a Purchaser (together with its Affiliates) owns at least 20,000 Shares, the Company will deliver to such Purchaser, the following:

          (i)    as soon as practicable but not later than five (5) Business Days after their issuance, and in any event within ninety (90) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal year and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by KPMG LLP or any "Big Four" independent public accounting firm selected by the Company, and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year;

          (ii)   as soon as practicable and in any event within forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal quarter, and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Chief Financial Officer, Chief Executive Officer or the President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal recurring adjustments and year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period;

          (iii)  as soon as practicable, but not later than thirty (30) days after the end of each month, other than the final month of the Company's fiscal year, unaudited consolidated financial statements for the Company and its subsidiaries (if any), including statements of income and cash flow for the month and year-to-date periods ended at the end of such month and for the corresponding periods of the prior fiscal year (to the extent available) and a balance sheet as at the end of such month;

          (iv)  as soon as practicable and without duplication of any of the above items, any other materials furnished to the Company's Board of Directors or to holders of the Company's Capital Stock or Indebtedness, including, without limitation, any compliance certificates furnished in respect of such Indebtedness;

          (v)   all publicly available financial and news information produced by the Company; and

          (vi)  as soon as practicable, such other information that a Purchaser may reasonably request.

        (c)   The Company will deliver to each member of the Company's Board of Directors, as soon as practicable (and in the case of (iii), prior to the end of each fiscal year) and without duplication of any of the items listed below, the following:

          (i)    copies of any annual, special or interim audit reports or management or comment letters with respect to the Company or their operations submitted to the Company by independent public accountants;

          (ii)   copies of summary financial information prepared on a quarterly basis regarding the Company on a consolidated basis as presented to the Board of Directors and any other summary financial information otherwise prepared;

          (iii)  copies of the annual budget and business plan for the next fiscal year;

          (iv)  copies of all formal communications, from time to time, to directors of the Company (including, without limitation, all information furnished to such directors in connection with such communications), and copies of minutes of meetings of the Board of Directors (and any executive committees thereof) of the Company;

          (v)   notice of default under any material agreement, contract or other instrument to which the Company is a party or by which it is bound; and

          (vi)  notice of any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

        (d)   All such financial statements referred to in this Section 7.1 shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate, in the financial statements themselves or required by generally accepted accounting principles, and except that any interim financial statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments).

        (e)   Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any holder of Shares, it will not deliver to such holder (until otherwise instructed by such holder) (x) any non-public information or non-public materials regarding the Company (whether described in this Section 7.1 or otherwise) and (y) any information (whether or not included in clause (x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each person entitled to information hereunder, until instructed otherwise by the then holder of such Shares.

        7.2    Communication with Accountants.

        The Company hereby authorizes (i) the Purchasers to communicate directly with the independent certified public accountants for the Company, provided that each such Purchaser provides prior written notice to the Company of its desire to communicate with such accountants, and (ii) such accountants to disclose to the Purchasers any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2.

        7.3    Inspection.

        The Company will permit the Purchasers and any of their authorized representatives to visit and inspect any of the properties of the Company, to examine its books and records and to discuss with the Company's officers its books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, all at such reasonable times, all on reasonable notice and as often as may be reasonably requested.

        7.4    Notices.

        (a)   The Company will give notice to all holders of at least 20,000 Shares (including holders that, together with their Affiliates, hold at least 20,000 Shares) promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

          (i)    any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $100,000 (or the equivalent thereof in other currencies) in respect of which the Company is liable;

          (ii)   any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under this Agreement, the Series E Shareholders' Rights Agreement or the Certificates of Designation;

          (iii)  any dispute which may exist between the Company and any governmental regulatory body which, in the reasonable opinion of the Company is reasonably likely to, individually or in the aggregate, materially adversely affect the normal business operations of the Company or the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis, or the ability of the Company to perform its obligations under this Agreement, the Series E Shareholders' Rights Agreement or the Certificates of Designation; and

          (iv)  if any (i) "reportable event" (as such term is defined in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and the Code or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; or (iv) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has an unfunded current liability giving rise to a lien under ERISA or the Code; or (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vi) of the Company or its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with an "employee benefit plan" (as defined in Section 3(3) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate.

        Such notice (i) with respect to subsection (a)(i) above, shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to subsections (a)(ii), (a)(iii) or (a)(iv) above, shall specify the nature of any such matter referred to in such clause, what action the Company proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

        (b)   The Company will give notice to all holders of at least 20,000 Shares (including holders that, together with its Affiliates, hold at least 20,000 Shares) promptly after it learns (other than by notice from all such holders) of the existence of any proposals, inquiries or expressions of interest received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal or the possibility or consideration by a third party of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with any such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will take the necessary steps to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.4(b). The Company agrees that it shall keep the Purchasers informed, on a current basis, of the status and terms of any Takeover Proposal Interest. Such notice with respect to this Section 7.4(b) shall be given as soon as is practicable, but in any event within 48 hours.

        7.5.    Confidentiality Agreement.

        The Company's obligation to provide any non-public information under this Section 7 or otherwise to any person other than members of its Board of Directors shall be subject to (i) prior execution of a confidentiality agreement between the Company and the recipient of such information as more fully set forth in the form attached hereto as Exhibit B (the "Confidentiality Agreement") and (ii) the Company shall have received an opinion of its counsel stating that the disclosure and provision of all such non-public information will not violate or result in a violation of any rule, statute, regulation or other legal restriction against doing so.

        7.6.    Termination of Information Provided to Purchasers Pursuant to this Section 7.

        The Company's obligation to provide any information to Purchasers under this Section 7 shall terminate upon the completion of a Qualified Public Offering.

SECTION 8. AFFIRMATIVE COVENANTS

        The Company covenants and agrees as follows:

        8.1.    Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

        The Company will:

        (a)   maintain its corporate existence, rights and other franchises in full force and effect;

        (b)   maintain its tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of its businesses;

        (c)   comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

        (d)   pay when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

        (e)   continue to carry all insurance policies listed in Schedule 4.23(a), or suitable replacements therefor, in full force and effect.

        8.2.    Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office.

        (a)   So long as any of the Shares are outstanding, the Company will maintain an office or agency where Shares may be presented for redemption, exchange, conversion, exercise or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company specified in Section 18 hereof, subject to Section 8.2(b).

        (b)   The Company shall give each holder of Shares at least twenty (20) days' prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

        8.3.    Fiscal Year.

        The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

        8.4.    Environmental Matters.

        (a)   Except as set forth on Schedule 8.4(a), the Company shall keep and maintain any property either owned, leased, operated or occupied by the Company free and clear of any Environmental Liens, and the Company shall keep all such property free of Hazardous Material contamination (other than de minimis releases of Hazardous Materials that may occur in the ordinary course of the Company's business that could not result in a material liability to the Company) and in material compliance with all applicable Environmental Laws and the terms and conditions of any Environmental Permits; provided, however, that the Company shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each Purchaser and its Transferees while they hold Shares; and (ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's action; and (iii) the Company must, if requested by a majority of the then-outstanding Shares, furnish to the Purchasers and their Transferees, as a group, while they hold Shares, a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

        (b)   The Company will, by administrative or judicial process, enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with any violation of Environmental Laws, including, but not limited to, asbestos abatement, Hazardous Material remediation or off-site or on-site disposal.

        (c)   The Company will defend, indemnify and hold harmless each current and future holder of Shares, its employees, officers, directors, stockholders, partners, financial and legal representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys' fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise asserted against, imposed on, or sustained by, them, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge or storage of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by or on behalf of the Company or any predecessor thereof; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company for which the Company could be liable; (iii) any violation of any Environmental Law or Environmental Permit, by the Company or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company; and (v) any liability arising out of or related to the off-site shipment, transportation, disposal, treatment, handling or disposal of Hazardous Materials by or on behalf of the Company or any predecessor thereof. This Section 8.4(c) and Section 8.4(d) shall survive any payment, conversion or transfer of Shares and any termination of this Agreement.

        (d)   To the extent that the Company is strictly liable without regard to fault under any Environmental Law, the Company's obligations to the holders of Shares under any of the indemnification provisions of this Agreement shall likewise be strict without regard to fault with respect to the violation of any Environmental Law, which results in any liability to any of the indemnified persons referred to in Section 8.4(c).

        8.5.    Delivery of Information for Rule 144A Transactions.

        If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Shares pursuant to Rule 144A, subject to confidentiality provisions, if applicable.

        8.6.    Senior Securities.

        Except as set forth in the Series E-1 Certificate and the Series E-2 Certificate with respect to the relative priority between the Series E-1 Preferred Stock and the Series E-2 Preferred Stock, the Company shall maintain the senior status of the Series E-1 Preferred Stock and the Series E-2 Preferred Stock such that they shall rank senior in all respects, including the payment on liquidation, to all other equity securities of the Company (including, without limitation, such equity securities as are outstanding on the date hereof).

        8.7.    Further Assurances.

        From time to time, upon the Purchasers' (a) reasonable request, the Company shall promptly and duly execute and deliver any and all such further instruments and documents as the Purchasers may reasonably deem necessary or desirable to obtain the full benefits of the obligations of the Company under this Agreement and the other rights and powers herein granted, and (b) reasonable instructions, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as the Purchasers may reasonably deem necessary or desirable in light of and in connection with the Company's obligations under this Agreement to further effectuate the intent hereunder, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

SECTION 9. NEGATIVE COVENANTS

        9.1.    Private Placement Status.

        The Company covenants and agrees that without the prior written consent of the holders of a majority of the total outstanding Shares, neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law.

SECTION 10.    CONDITIONS TO PURCHASER'S OBLIGATIONS

        Each Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by such Purchaser).

        10.1.    Shareholders' Rights Agreements.

        (a)   The Company, the Purchasers and certain other stockholders of the Company named therein shall have entered into Amendment No. 2 to the Shareholders' Rights Agreement in the form of Exhibit C hereto.

        (b)   The Company and the Purchasers shall have entered into the Series E Shareholders' Rights Agreement in the form of Exhibit D hereto.

        10.2.    Articles of Amendment to the Articles of Incorporation.

        The Company shall have filed the Certificates of Designation with the Secretary of State of the State of Colorado.

        10.3.    Certificates for Shares.

        The Purchasers shall receive the certificates for Shares contemplated by Section 2(b) hereof.

        10.4.    Senior Status.

        The Company shall have taken all of the necessary actions, including the amendment of the appropriate existing agreements, so that, except as set forth in the Series E-1 Certificate and the Series E-2 Certificate with respect to the relative priority between the Series E-1 Preferred Stock and the Series E-2 Preferred Stock, the Series E-1 Preferred Stock and the Series E-2 Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company (including, without limitation, such equity securities as are outstanding on the date hereof).

        10.5.    Accuracy of Representations and Warranties.

        The representations and warranties of the Company contained in this Agreement or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

        10.6.    Compliance with Agreements.

        The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement and any other document contemplated hereby which are required to be performed or complied with by the Company on or before the Closing Date.

        10.7.    Officers' Certificates.

        The Purchasers shall have received a certificate dated the Closing Date and signed by the President and by the Chief Executive Officer of the Company, to the effect that the conditions of Sections 10.5, 10.6, 10.9 (second sentence only) and 10.10 have been satisfied.

        10.8.    Proceedings.

        All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

        10.9.    Legality; Governmental and Other Authorization.

        The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchasers and shall not subject the Purchasers to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with this condition.

        10.10.    No Material Adverse Change.

        There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since December 31, 2002, except as disclosed in Schedule 10.10 hereto.

        10.11.    Opinions of Counsel.

        The Purchasers shall have received the opinions, dated the Closing Date and addressed to the Purchasers, of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP, counsel for the Company, and of George Clough, General Counsel to the Company, which opinions shall be in the forms set forth in Exhibit E hereto.

        10.12.    Waivers and Consents.

        The Purchasers shall have received from the Company copies of all waivers and consents by current holders of the Company's securities necessary to pursue the consummation of the transactions contemplated by this Agreement in accordance with the provisions hereof.

        10.13.    Arrangements with Hewlett-Packard.

        (a)   The Company and Hewlett-Packard shall have executed that certain (i) Mutual Cooperation Agreement, (ii) Second Amendment to Note Purchase Agreement, (iii) HP Convertible Note and (iv) Visitation and Notification Agreement, each in form and substance satisfactory to the Purchasers.

        (b)   The Company and Hewlett-Packard shall have agreed in writing that the Hewlett-Packard Stock Purchase Agreement is of no further force and effect.

        (c)   The Company shall have extinguished the Series HP Preferred Stock as a designated series of Capital Stock in accordance with the laws of the State of Colorado.

        10.14.    Modifications to Rights of Other Equity Holders.

        Each of the agreements and filings set forth on Schedule 10.14 shall be amended or terminated, as applicable, in form and substance satisfactory to the Purchasers.

        10.15.    Other Documents and Opinions.

        The Purchasers shall have received such other documents and opinions, in form and substance reasonably satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 10A.    CONDITIONS TO SUBSEQUENT PURCHASER'S OBLIGATIONS

        Each Subsequent Purchaser's obligation to purchase Shares hereunder is subject to satisfaction of the following conditions at a subsequent closing (any of which may be waived by such Subsequent Purchaser).

        10A.1.    Certificate for Shares.

        Such Subsequent Purchaser shall receive the certificates for Shares contemplated by Section 2(c) hereof.

        10A.2.    Accuracy of Representations and Warranties.

        The representations and warranties of the Company contained in this Agreement or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of the date of such subsequent closing.

        10A.3.    Officers' Certificates.

        Such Subsequent Purchaser shall have received a certificate dated the date of such subsequent closing and signed by the President and by the Chief Executive Officer of the Company, to the effect that the conditions of Sections 10A.2 and 10A.4 (second sentence only) have been satisfied.

        10A.4.    Legality; Governmental and Other Authorization.

        The purchase of and payment for the Shares shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to such Subsequent Purchaser and shall not subject such Subsequent Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to such Subsequent Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to such Subsequent Purchaser and its counsel, to enable such Subsequent Purchaser to establish compliance with this condition.

        10A.5.    Opinions of Counsel.

        Such Subsequent Purchaser shall have received the opinions, dated the date of such subsequent closing and addressed to such Subsequent Purchaser, of Moye, Giles, O'Keefe, Vermeire & Gorrell LLP, counsel for the Company, and of George Clough, General Counsel to the Company, which opinions shall be in the forms set forth in Exhibit E hereto.

        10A.6.    Other Documents and Opinions.

        Such Subsequent Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to such Subsequent Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as such Subsequent Purchaser may reasonably request.

SECTION 11.    CONDITIONS TO COMPANY'S OBLIGATIONS

        The Company's obligations to issue and sell Shares hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Company).

        11.1.    Payment.

        The Purchasers shall have tendered payment in full, in accordance with Section 1 hereof, for the Shares to be issued upon the Closing.

        11.2.    Other Documents.

        The Company shall have received such other documents, in form and substance reasonably satisfactory to the Company and its counsel, relating to matters incident to the transactions contemplated hereby as the Company may reasonably request.

SECTION 12.    BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

        (a)   The representations, warranties, covenants and agreements of the Company and each Purchaser contained in this Agreement, the Series E Shareholders' Rights Agreement, or in any document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive from the Closing Date, and shall continue in effect following the execution and delivery of this Agreement and the Series E Shareholders' Rights Agreement, the closings hereunder and thereunder, any investigation at any time made by each Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares, any disposition thereof and any payment, conversion or cancellation of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto or thereto shall constitute representations and warranties by the Company hereunder or thereunder.

        (b)   The Company agrees to indemnify and hold the Purchasers harmless from and against and will pay to the Purchasers an amount sufficient to indemnify the Purchasers (net of any Taxes on any indemnity payments) against the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Purchasers resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Agreement, or the Series E Shareholders' Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith.

SECTION 13.    SPECIFIC PERFORMANCE

        The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.

SECTION 14.    EXPENSES

        (a)   Whether or not the transactions herein contemplated are consummated, the Company shall pay (i) the costs, fees and expenses of the Company and its counsel in connection with this Agreement, the Certificates of Designation and the Series E Shareholders' Rights Agreement, other related documentation and the issuance of the Shares and the furnishing of all opinions by counsel for the Company, (ii) the costs, fees and expenses of counsel to the Purchasers (including the costs, fees and expenses of Gibson, Dunn & Crutcher LLP) in connection with this Agreement, the Certificates of Designation and the Series E Shareholders' Rights Agreement, the issuance of the Shares, other related documentation and the transactions contemplated hereby and thereby (whether or not the Closing occurs hereunder) and if the Closing occurs the Company will make such payment on the Closing Date (with respect to costs, fees and expenses incurred prior to such date); provided, however, that (x) such fees and expenses shall not exceed $140,000 in the aggregate without the prior written approval of the Company and (y) in the event that the Closing does not occur, the Company shall pay all such costs, fees and expenses (subject to the foregoing clause (x)) promptly after the termination of negotiations between the Company and the Purchasers, (iii) the reasonable costs, fees and expenses of one counsel to the Purchasers in connection with any amendments to or modifications or waivers of any provisions of this Agreement, the Certificates of Designation and the Series E Shareholders' Rights Agreement, other related documentation or in connection with any other agreements between the Purchasers and the Company and (iv) the reasonable costs, fees and expenses (including the fees and expenses of one counsel for all holders of Shares) of any holder of Shares in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Certificates of Designation or the Series E Shareholders' Rights Agreement.

        (b)   In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchasers or their agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchasers or their agents pursuant to any third-party investigation or proceeding against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with this Agreement, the Series E Shareholders' Rights Agreement, the Purchasers' purchase of the Shares (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchasers or their agents or is commenced or filed against the Purchasers or their agents because of this Agreement, the Series E Shareholders' Rights Agreement, the Purchasers' purchase of the Shares or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was (i) gross negligence or willful misconduct on the part of the Purchasers or their agents, (ii) a material breach by the Purchasers of any of their representations or warranties contained herein, (iii) a material breach by the Purchasers of any provision of the Confidentiality Agreement or any other confidentiality agreement between the Company and the Purchasers, in any case, which was not made by the Purchasers in reliance upon any of the Company's representations, warranties, covenants or agreements in this Agreement, the Series E Shareholders' Rights Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall appoint counsel of its choice to represent the Purchasers and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchasers, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ their own counsel and either to direct their own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) there may be defenses available to the Purchasers, or such agent of the Purchasers which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Purchasers and their agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

        (c)   The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes, other than transfer taxes payable upon the transfer by the Purchasers of Shares to a Transferee, which transfer taxes shall be paid by the Transferee, levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares, and the execution and delivery of this Agreement, the Series E Shareholders' Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Certificates of Designation, the Series E Shareholders' Rights Agreement or this Agreement or any such other documents or instruments and will hold the Purchasers harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

        (d)   The obligations of the Company under this Section 14 shall survive the Closing hereunder and any termination of this Agreement.

SECTION 15.    DIRECT PAYMENTS

        As long as the Purchasers or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchasers shall be the holder of any Shares, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchasers' or such other holder's (or its nominee's) account at any bank or trust company, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchasers have provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for the Purchasers or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.

SECTION 16.    AMENDMENTS AND WAIVERS

        (a)   The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the holders of a majority of outstanding Shares; provided, however, that no such amendment, waiver, modification or termination shall change this Section 16(a) without the written consent of the holders of all the Shares then outstanding; provided, further, that notwithstanding the foregoing and with no consent of Shares necessary, this Agreement (including Schedule 1 hereto) shall be amended and supplemented to reflect any Subsequent Purchaser purchasing Shares at a subsequent closing who shall have executed a joinder agreement in form and substance reasonably acceptable to each Subsequent Purchaser, the Company, and the Purchasers, pursuant to which such Subsequent Purchaser, upon consummation of such subsequent closing, will become a party to this Agreement, the Series E Shareholders' Rights Agreement and, if not already a party thereto, the Shareholders' Rights Agreement, with all of the rights and obligations pertaining thereto.

        (b)   Promptly after execution and delivery of any amendment, waiver, modification or termination which has been adopted in accordance herewith, the Company shall transmit a copy of such amendment, waiver, modification or termination to all holders of Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.

SECTION 17.    EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES; REPLACEMENT

        (a)   Subject to Section 6 hereof, at any time at the request of any holder of Shares to the Company at its address provided under Section 18 hereof, the Company at its expense (other than transfer taxes payable upon the transfer by the Purchasers of Shares to a Transferee, which transfer taxes shall be paid by the Transferee) will issue and deliver to, or upon the order of the holder in exchange therefor, a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

        (b)   Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchasers or another similar institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate (which surrendered Share certificate shall be canceled by the Company), the Company will issue a new Share certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate, as if the lost, stolen, destroyed or mutilated Share certificate were then surrendered for exchange.

SECTION 18.    NOTICES

        All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by facsimile (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Displaytech, Inc., 2602 Clover Basin Drive, Longmont, CO 80503-7603, Attention: George E. Clough, Esq., Facsimile: (303) 772-2193, with a copy to Moye, Giles, O'Keefe, Vermeire & Gorrell LLP, 1225 Seventeenth Street, 29th Floor, Denver, CO 80202, Attention: Sheri K. Visani, Esq., Facsimile: (303) 292-4510, or (ii) if to the Purchasers, at the address indicated on Schedule 1 hereto, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th floor, New York, NY 10166, Attention: Steven Shoemate, Esq., Facsimile: (212) 351-4035, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

SECTION 19.    MISCELLANEOUS

        (a)   This Agreement, the Shareholders' Rights Agreement, the Series E Shareholders' Rights Agreement and, upon Closing hereunder, the Certificates of Designation, together with any further agreements entered into by the Purchasers and the Company at the Closing hereunder, contain the entire agreement between the Purchasers and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

        (b)   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

        (c)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, that (a) the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Purchasers' written consent, and (b) the Purchasers may assign any of their rights, duties or obligations under this Agreement to an Affiliate or a purchaser or transferee of its Shares, provided, further, that such purchaser or transferee is reasonably acceptable to the Company and that such purchaser or transferee agrees in writing to assume the obligations of the Purchasers under this Agreement.

        (d)   In addition to any assignment by operation of law, the Purchasers may assign, in whole or in part, any or all of their rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchasers would otherwise have under this Agreement or with respect to any remaining Shares held by the Purchasers.

        (e)   No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        (f)    The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

        (g)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws.

        (h)   This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

        (i)    THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASERS' ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATES OF DESIGNATION, THE SHAREHOLDERS' RIGHTS AGREEMENT OR THE SHARES MAY BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND THE PURCHASERS AGREE TO USE THEIR BEST GOOD FAITH EFFORTS TO RESOLVE ANY DISPUTES BETWEEN THEM, WHETHER BY MEDIATION, INFORMAL EFFORTS OR OTHERWISE, PRIOR TO INITIATING ANY ACTIONS OR PROCEEDINGS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED (SUBJECT TO APPEAL) THEREBY IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATES OF DESIGNATION, THE SHAREHOLDERS' RIGHTS AGREEMENT OR THE SHARES. THE COMPANY DESIGNATES AND APPOINTS MOYE, GILES, O'KEEFE, VERMEIRE & GORRELL LLP AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY AND WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED HEREUNDER EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASERS TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

        (j)    THE COMPANY AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATES OF DESIGNATION, THE

SHAREHOLDERS' RIGHTS AGREEMENT OR THE SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATES OF DESIGNATION, THE SHAREHOLDERS' RIGHTS AGREEMENT OR THE SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

        (k)   All fees, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the prevailing party in any judicial action or proceeding seeking to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISPLAYTECH, INC.

		By:	/s/ RICHARD BARTON
			Name:	Richard Barton
			Title:	Chief Executive Officer
By:
Name:
Title:
Accepted and Agreed to as of the date first above written by the undersigned Purchasers:
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	Robert L. Burr, member

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	Robert L. Burr, member

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISPLAYTECH, INC.

By:
Name:
Title:
By:
Name:
Title:
Accepted and Agreed to as of the date first above written by the undersigned Purchasers:
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	/s/ ROBERT L. BURR Robert L. Burr, member

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner

By:	/s/ ROBERT L. BURR Robert L. Burr, member

INTERWEST CAPITAL, INC.

By:	/s/ WILLIAM C. GLYNN
Name:	William C. Glynn
Title:	President

Schedule 1
to this Stock Purchase Agreement

Name of Purchasers	Number of Shares	Purchase Price
Fleming US Discovery Fund III L.P.	17,240 shares of Series E-1 Preferred Stock	$1,724,000
Fleming US Discovery Offshore Fund III L.P.	2,760 shares of Series E-1 Preferred Stock	$276,000
TOTAL	20,000 shares of Series E-1 Preferred Stock(1)	$2,000,000	(2)
(a)
address for communications:

  Fleming U.S. Discovery Partners, L.P.
  1221 Avenue of the Americas, 40th Floor
  New York, NY 10020
  Attention:    Robert L. Burr
  Facsimile:    (212) 599-4387

(b)
address for payments by wire transfer:

Fleming US Discovery Fund III L.P.	Fleming US Discovery Offshore Fund III, L.P.
Chase Manhattan Bank ABA # US Discovery Fund III, L.P. A/C # 400-704129	Citibank, N.A.
ABA # 021000089/ Chips UID # 0008/ Swift Code—CITIUS33
Beneficiary Bank: The Bank of Bermuda Limited, Hamilton, Bermuda
Chips UID # 005584/ Swift Code BBDA BM HM/
Beneficiary Name: Fleming US Discovery Offshore Fund III L.P.
Beneficiary A/C # 0246769

(1)
In addition to these shares, Fleming US Discovery Fund III, L.P. shall receive 41 shares of Series E-1 Preferred Stock and Fleming US Discovery Offshore Fund III, L.P. shall receive 7 shares of Series E-1 Preferred Stock upon conversion of an aggregate of $4,791.67 of accrued interest on the Bridge Notes.

(2)
Includes conversion of principal of Bridge Notes.

Schedule 1
to this Agreement (cont.)

Name of Purchasers	Number of Shares	Purchase Price
InterWest Capital, Inc.	20,000 shares of Series E-1 Preferred Stock	$2,000,000
TOTAL	20,000 shares of Series E-1 Preferred Stock(3)	$2,000,000	(4)
(a)
address for communications:

  InterWest Capital, Inc.
  P.O. Box 7608
  555 S. Cole Rd.
  Boise, Idaho 83707
  Attention:    William C. Glynn, President
  Facsimile:    (208) 377-6097

(b)
address for payments by wire transfer:

(3)
In addition to these shares, InterWest Capital, Inc. shall receive 48 shares of Series E-1 Preferred Stock upon conversion of $4,791.66 of accrued interest on the Bridge Notes.

(4)
Includes conversion of principal of Bridge Notes.

Schedule 2

Schedule of Bridge Notes

Promissory Note, dated December 10, 2002, in favor of Fleming US Discovery Fund III, L.P. in the original principal amount of $258,500

Promissory Note, dated December 10, 2002, in favor of Fleming US Discovery Offshore Fund III, L.P. in the original principal amount of $41,500

Promissory Note, dated December 10, 2002, in favor of InterWest Capital, Inc. in the original principal amount of $300,000

Promissory Note, dated January 10, 2002, in favor of Fleming US Discovery Fund III, L.P. in the original principal amount of $258,500

Promissory Note, dated January 10, 2002, in favor of Fleming US Discovery Offshore Fund III, L.P. in the original principal amount of $41,500

Promissory Note, dated January 10, 2002, in favor of InterWest Capital, Inc. in the original principal amount of $300,000

SCHEDULE OF EXCEPTIONS

        The following is a list of schedules and exceptions to the representations and warranties made by Displaytech, Inc. (the "Company") in that certain Stock Purchase Agreement (the "Agreement") dated February 11, 2003 among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc. (collectively, the "Purchasers"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

Schedule 3(a)

  Investments of the Company

        None

Schedule 4.2(a) - (i)

  Authorized capital stock of the Company:

Common Stock	25,000,000
Preferred Stock	5,000,000

Schedule 4.2(a) - (ii)

  Number of designated shares in each Series or Class:

Series B Convertible Preferred Stock	750,000
Series D Convertible Preferred Stock	510,000
Series E-B Convertible Preferred Stock	500,000
Series E-D Convertible Preferred Stock	510,000
Series E-l Senior Preferred Stock	600,000
Series E-2 Senior Preferred Stock	400,000

Schedule 4.2(a) - (iii)

  Number of shares outstanding in each Series or Class after issuance of shares on Closing Date:

Common Stock	242
Series B Convertible Preferred Stock	260,051
Series D Convertible Preferred Stock	154,856
Series E-l Senior Preferred Stock	40,096
Series E-2 Senior Preferred Stock	0
Series E-B Convertible Preferred Stock	225,638
Series E-D Convertible Preferred Stock	175,785

Schedule 4.2(a) - (l)

  Shares of capital stock outstanding at Closing which were subject to preemptive rights when issued:

        Except for a small number of shares of Series B Convertible Preferred Stock obtained by individuals in the "reverse conversion" of Common Stock into the Series B, all outstanding shares of Series B and Series D Preferred Convertible Stock were subject to preemptive rights when issued but, after giving effect to the Certificates of Designation, no longer are.

Schedule 4.2(a) - (2)

  Shares of capital stock outstanding at Closing which provide the holders thereof preemptive rights:

        None

Schedule 4.2(b)

  Number and purpose for which shares of the Company's Common Stock are reserved:

Shares Reserved	Purpose
740,000	Issuance of Options under the 1988 Incentive Stock Option Plan
2,699,022	Issuance of Options under the 1998 Stock Incentive Plan
309,765	Warrants Outstanding
3,657,539	Conversion of the Series B Convertible Preferred Stock
5,251,019	Conversion of the Series D Convertible Preferred Stock
3,173,530	Conversion of the Series E-B Convertible Preferred Stock
3,196,091	Conversion of the Series E-D Convertible Preferred Stock

Exception §4.2(c)

  Agreements for options for which stock has not been reserved:

        Consultants to the Company have been granted options to purchase a total of 26,374 common shares that have not been issued under an existing Plan and which have not been reserved by the Company.

Exception §4.2(d)

  Potential registration rights to be granted include

Shareholder	Shares Owned	Explanation
University Research Corporation, assigned to University of Colorado Foundation, Inc., assigned to University Technology Corporation (current owner)	10 Series B Convertible Preferred shares	Subject to Stock Purchase Agreement dated May 1, 1990.

Schedule 4.2(e)

  Other Agreements regarding voting of stock:

        On January 1, 1992 certain employees signed an Employee Stock Purchase and Restriction Agreement that obligated the employees to vote any shares purchased pursuant to stock options granted under the Company's 1988 Incentive Stock Option Plan in favor of any merger or sale of the Company approved by the Company's Board of Directors. These agreements were later amended on March 31, 1995 to require the employees to vote their option shares in favor of the election of Richard Hokin and J. Kermit Birchfield, Jr. to the Company's Board of Directors.

Schedule 4.2(f)

  Anti-dilution protections in effect under various Agreements:

1.
Hewlett-Packard Company—Note Purchase Agreement dated February 12, 1999, as amended by Amendment No. 1, dated February 19, 1999, and the Second Amendment to Note Purchase

  Agreement, dated February 11, 2003, and the Amended and Restated Convertible Note maturing February 19, 2008

2.
Fleming US Discovery Fund III, L.P.; Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, and InterWest Capital, Inc.,—Stock Purchase Agreement dated July 30, 2001

        Antidilution protection in above two agreements, as well as with respect to Series B Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E-B Convertible Preferred Stock and Series E-D Convertible Preferred Stock, is limited to stock splits, combinations, reclassifications and the like.

Schedule 4.2(h)

  Owners of 5% or more of outstanding Capital Stock:

InterWest Capital, Inc. Century America L.P. JKB-Displaytech LLC J. Kermit Birchfield, Jr.	}	Combined
Kingdon Associates, LP Kingdon Partners, LP M. Kingdon Offshore, NV	}	Combined
Fleming US Discovery Fund III, L.P. Fleming US Discovery Offshore Fund III, LP	}	Combined
DB Capital Partners SBIC, L.P.
Hewlett-Packard Company

Schedule 4.5(a)

  Defaults or Conflicts:

        Displaytech is currently engaged in settlement discussions with a California firm representing a Korean supplier pertaining to a dispute with respect to $316,000 of completed products and materials for a discontinued program for the sale of microdisplays to rear projection TV suppliers. It is Displaytech's belief that the products and materials under dispute do not meet the quality requirements of the purchase orders issued for such materials, and that such sales were cancelable by Displaytech under the terms and conditions of the purchase orders issued for such materials. Displaytech further believes that it will be able to reach a settlement with regard to this matter, and that this settlement will not have a materially adverse impact on the financial condition of Displaytech.

Schedule 4.5(b)

  Triggering of Antidilution or Preemptive Rights by the Execution of the Series E Stock Purchase Agreement:

        None

Schedule 4.6(a)

  Disclosure Materials previously provided:

1.
Private Placement Memorandum dated October 2000

2.
List of Displaytech's financings

3.
Stock Purchase Agreement dated January 27, 1998 between Hewlett-Packard Company and Displaytech, Inc.

4.
Note Purchase Agreement dated February 19,1999 between Hewlett-Packard Company and Displaytech, Inc.

5.
Amendment No. 1 to the Note Purchase Agreement dated February 19, 1999 between Hewlett-Packard Company and Displaytech

6.
Form of Convertible Note between Hewlett-Packard Company and Displaytech, Inc.

7.
Certificate of Designation and Determination of Preferences of Series HP Convertible Stock

8.
Certificate of Designation and Determination of Preferences of Series B Convertible Stock

9.
Stock Purchase Agreement dated January 7, 2000 between Fleming US Discovery Fund III, LP and Displaytech, Inc.

10.
Schedule of Exceptions to the Stock Purchase Agreement dated January 7, 2000 and all attachments related thereto.

11.
Private Placement Memorandum dated March 2001

12.
Weekly cash meetings at which Weekly Cash/Ships Updates were sent electronically to investors.

13.
Weekly telephone conference calls for customer and business updates at which slides were sent electronically to investors.

14.
New product plans and product roadmaps; presentation materials at board meetings.

Schedule 4.9(a)

  List of Benefit Plans:

Medical insurance, administered by Humana Insurance Co..
Dental insurance provided by MetLife
Vision Service Plan
Life Insurance provided by GE Financial Assurance Co.
Disability Insurance provided by GE Financial Assurance Co.
Displaytech, Inc. Profit Sharing and 401(k) Plan

Schedule 4.9(k)

  Accruals under Unfunded Benefit Plans:

        None

Schedule 4.11

  All outstanding securities of the Company:

        See attached

Schedule 4.12(a)

  List of Intellectual Property:

        See attached

Exception §4.12(a)(iii)

  Statement re suspected infringement:

        Displaytech suspects several companies affiliated with [*****], particularly [*****], are developing products that may infringe the Company's patents and patents licensed from Noel Clark and Sven Lagerwall. However, because the companies are headquartered in [*****] and are not producing commercial quantities of products, Displaytech has not initiated formal infringement action.

        Displaytech is also aware that [*****] has developed a laboratory display panel that is suspected of infringing the patents licensed from Noel Clark and Sven Lagerwall, and possibly, some of Displaytech's patents. The [*****] researchers contacted Noel Clark and inquired about licensing. Professor Clark responded to the [*****] researchers that any discussion about intellectual property would have to include Displaytech. Displaytech has met with the [*****] researchers and notified them of Displaytech's intellectual property rights in this area.

Exception §4.12(b)(i)

  Statement re grounds for claim against Company of patent infringement

        Displaytech has had discussions with a current supplier of FLC chemical components to obtain a license to a patent of unknown validity and which may cover FLC components that are useful in Displaytech's products. Discussions with the supplier for such license ceased without the issuance of such license. As a result, Displaytech began purchasing FLC chemicals components from an alternative supplier, and has proceeded on the assumption that there is an implied license for the FLC chemical components it buys and uses.

Exception §4.12(b)(ii)

  Statement re third party patent applications

        Displaytech is aware of a third party foreign patent application that may cover a component that had been considered for a projection product. Displaytech already has an issued United States patent and pending foreign patent applications on this same technology. If this patent application continues to be prosecuted through the United States Patent and Trademark Office with the same claims as the foreign patent application, it may provoke an interference proceeding with Displaytech's issued United States patent.

Exception §4.12(c)

  Statement re filing of prior art

        Displaytech is aware that in one of its issued patents a relevant, but, in the Company's opinion, an immaterial prior art document was inadvertently not disclosed to the United States Patent and Trademark Office during the pendency of the patent application. This prior art document has been disclosed in a currently-pending continuation of this original patent application in which relatively broader claims are being sought.

Schedule 4.14

  Leased Property

        The Company leases approximately 30,000 square feet of office and manufacturing space from Pratt Land LLC located at 2602 Clover Basin Drive, Longmont, CO.

Schedule 4.15(b)

  Customer Base

        The Company's current customer base (customers who are actually purchasing display products in volume) consists of the following:

  Nissho Electronics Corporation (for Minolta camera)
  Miyota Co., Ltd. (for Sony camcorder)
  Tekom, Inc. (included in HP camera)

        Regarding Nissho and Minolta, the Company has been notified that Minolta will purchase the Company's electronic viewfinder for the current Dimage 7 model year, but not for next year's model.

Schedule 4.16(a)

  Environmental Compliance:

        None

Schedule 4.16(b)

  Storage of Hazardous Materials

        None

Schedule 4.18

  Offering of Shares

        None

Schedule 4.19

  List the amount of all Indebtedness, any Lien with respect thereto, and a description of the agreement therefore:

EQUIPMENT LEASES WITH FOLLOWING LESSORS	MONTHLY RENTAL	LIABILITY @1/31/03
Colonial Pacific	1,569.75	1,569.75
Granite Financial	1,016.69	3,942.13
Transamerica	53,835.52	272,392.46
Conesco	1,922.3	48,462.56
TOTAL	58,344.26	326,366.90
HP Convertible Note—9% interest		13,367,500.00
Cadwalader, Wickersham, & Taft Note		150,000.00
Amkor Technologies Agreement		542,352.75
	TOTAL	14,386,219.65

        In addition to the Indebtedness listed above, as of January 31,2003, there were outstanding promissory notes of the Company in favor of Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc., in an aggregate principal amount of $1,200,000. All amounts owing thereunder shall be converted into shares of Series E-l Senior Preferred Stock simultaneously with the closing of the transactions contemplated by the Agreement.

Schedule 4.23(a)

  List all the Company's insurance policies:

Commercial general liability insurance provided by The Hartford:

  Personal Property
  Business Income and Extra Expense
  Accounts Receivable
  Original Information Property
  Hired and Non-owned Autos
  General Liability Aggregate
  Products Completed Operations Aggregate
  Personal & Advertising Injury Limit
  Manufacturer's Errors and Omissions Liability
  Crime Coverage, Employee Dishonesty

  Commercial Catastrophe Liability
  Worker's Compensation

Life Insurance/Individual provided by Sun Life of Canada for:

  Haviland Wright and Mark Handschy (Chief Scientist)
  Policies provided through AIG American International Companies
  Directors, Officers and Private Company Liability Insurance
  Employee Benefit Plan Fiduciary Liability Insurance

Schedule 8.4(a)

  Environmental Liens

        None

Schedule 10.10

  Material Adverse Change:

        None

Schedule 10.14

  Agreements and Filings to be Amended:

  •
  Certificate of Designation and Determination of Preferences of the Series B Convertible Preferred Stock

  •
  Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock

  •
  Stock Purchase Agreement, dated as of July 30, 2001, among the Company, Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., DB Capital Partners SBIC, L.P., Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, InterWest Capital, Inc. and Nissho Electronics Corporation

  Agreements to be Terminated:

  •
  Stock Purchase Agreement, dated as of March 31, 1995, as amended, by and among the Company, J. Kermit Birchfield, JKB-Displaytech, LLC and Century America LLC (formerly known as Century Partners, L.P.—Dtech, L.P.)

  •
  Stock and Warrant Purchase Agreement, dated as of October 2, 1995, as amended, by and among the Company, Kingdon Partners, L.P., Kingdon Associates, L.P., M. Kingdon Offshore NV, J. Kermit Birchfield, JKB-Displaytech, LLC and Century America LLC (formerly known as Century Partners, L.P.—Dtech, L.P.)

  •
  Stock Purchase Agreement, dated as of October 10, 1997, by and between the Company and InterWest Capital, Inc.

  •
  Stock Purchase Agreement, dated as of January 27,1998, by and between the Company and Hewlett-Packard Company

  •
  Stock Purchase Agreement, dated as of January 7, 2000, by and among the Company, Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

  •
  Stock Purchase Agreement, dated as of January 31, 2000, by and among the Company, D.A. Davidson & Co. Displaytech Investment Partnership and Davidson Companies (formerly DADCO Incorporated)

  •
  Stock Purchase Agreement, dated as of March 3, 2000, by and between the Company and DB Capital Partners SBIC, L.P.

SCHEDULE 4.11

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Preferred Series E-1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E-D Pro Forma on an as converted basis of $5.50	Perferred Series E-D Convertible Stock Purchase Price
DB Capital Partners SBIC, L.P.	—	—	—	—	—	—	—
Fleming US Discovery Fund III, L.P.	—	—	17,281	1,728,100	70,589	1,283,436	7,058,900
Fleming US Discovery Offshore Fund III, L.P.	—	—	2,767	276,700	11,340	206,182	1,134,000
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	—	—	—	—
Kingdon Partners, L.P.	—	—	—	—	—	—	—
Kingdon Associates, L.P.	—	—	—	—	—	—	—
Interwest Capital, Inc.	—	—	20,048	2,004,800	72,006	1,309,200	7,200,600
Century America LLC	—	—	—	—	10,925	198,636	1,092,500
JKB-Displaytech, LLC	—	—	—	—	10,925	198,636	1,092,500
Birchfield, Kermit J.	—	—	—	—	—	—	—
Birchfield, Guthrie K	—	—	—	—	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—	—
Nissho	—	—	—	—	—	—	—
D.A. Davidson	—	—	—	—	—	—	—
DADCO Incorporated	—	—	—	—	—	—	—
Cadwalader	—	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—	—
Handschy, John R A & Pauline	—	—	—	—	—	—	—
Handschy, Mark A & Vernon, Terri H	—	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	—	—	—	—
Handschy, Mark A	—	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—	—

Name	Preferred Series E-B Convertible Stock	Preferred Series E-B Pro Forma on an as converted basis of $7.11	Preferred Series E-B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price Price
DB Capital Partners SBIC, L.P.	—	—	—	71,928	1,307,782	7,192,800
Fleming US Discovery Fund III, L.P.	86,182	1,212,124	8,618,200	—	—	—
Fleming US Discovery Offshore Fund III, L.P.	13,818	194,346	1,381,800	—	—	—
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—	—	—
Hewlett Packard	—	—	—	—	—	—
Kingdon Offshore N.V.	—	—	—	53,946	980,836	5,394,600
Kingdon Partners, L.P.	—	—	—	5,754	104,618	575,400
Kingdon Associates, L.P.	—	—	—	12,228	222,327	1,222,800
Interwest Capital, Inc.	41,017	576,891	4,101,692	—	—	—
Century America LLC	42,175	593,179	4,217,500	—	—	—
JKB-Displaytech, LLC	20,330	285,935	2,033,000	—	—	—
Birchfield, Kermit J.	10,603	149,128	1,060,300	—	—	—
Birchfield, Guthrie K	513	7,215	51,300	—	—	—
Thomas Weisel Partners	—	—	—	—	—	—
Nissho	—	—	—	10,000	181,818	1,000,000
D.A. Davidson	6,000	84,388	600,000	—	—	—
DADCO Incorporated	5,000	70,323	500,000	—	—	—
Cadwalader	—	—	—	—	—	—
Transamerica	—	—	—	—	—	—
Tornga, Sondra	—	—	—	—	—	—
Poppe, Leszek	—	—	—	—	—	—
Wand, Sherri	—	—	—	—	—	—
Handschy, John R A& Pauline	—	—	—	—	—	—
Handschy, Mark A& Vernon, Terri H	—	—	—	—	—	—
Vernon, Leland H & Twila F	—	—	—	—	—	—
Pagano, Laura A	—	—	—	—	—	—
Radzihovsky, Leo & Pao, Lucy	—	—	—	—	—	—
Perry, James Elwood	—	—	—	—	—	—
Wand, Kay	—	—	—	—	—	—
Giles, Nancy	—	—	—	—	—	—
Arnett, Kenneth E	—	—	—	—	—	—
Young, George C & Gail V	—	—	—	—	—	—
O'Hara, E. Kieran & Clark, Evelyn	—	—	—	—	—	—
University Technology Corporation	—	—	—	—	—	—
Sherman, Christopher J	—	—	—	—	—	—
Li, Edith W.	—	—	—	—	—	—
Skelly, David W	—	—	—	—	—	—
Dessau, Daniel & Kathryn	—	—	—	—	—	—
Quinn, Norman J. III	—	—	—	—	—	—
Hirmes, Helene	—	—	—	—	—	—
Masterson, Hugh J	—	—	—	—	—	—
Gross, Howard W.	—	—	—	—	—	—
Wand, Anne-Michelle	—	—	—	—	—	—
Analysis Group Fund I, L.P.	—	—	—	1,000	18,182	100,000
Handschy, Mark A	—	—	—	—	—	—
Barton, Richard D	—	—	—	—	—	—
Spenner, Bruce F	—	—	—	—	—	—
Wright, Haviland	—	—	—	—	—	—
Lewis, Lloyd M	—	—	—	—	—	—
Clough, George E	—	—	—	—	—	—
Walba, David M	—	—	—	—	—	—
Clark, Noel	—	—	—	—	—	—
Walba, David M & Geneson, Cassandra	—	—	—	—	—	—
Walba, Jeffrey H.	—	—	—	—	—	—
Stuart III, L (Terry)	—	—	—	—	—	—
Xue, Jiuzhi	—	—	—	—	—	—
Cunningham, Jim D	—	—	—	—	—	—
Sissom, Bradley	—	—	—	—	—	—
Braun, Tim	—	—	—	—	—	—
Chase, Holden	—	—	—	—	—	—
Perry, Ann E.	—	—	—	—	—	—
Lloyd, Susan M	—	—	—	—	—	—
Banas, David	—	—	—	—	—	—
Doroski, David	—	—	—	—	—	—
Pattee, Alan M	—	—	—	—	—	—
Lahr, Heidi	—	—	—	—	—	—
Sontag, Patricia E	—	—	—	—	—	—
Pilz, Caren	—	—	—	—	—	—
McCurry, Ruth F	—	—	—	—	—	—
Cunningham, Jill D.	—	—	—	—	—	—
Ellis, Beth L	—	—	—	—	—	—
Malzbender, Rainer M	—	—	—	—	—	—
Mochizuki, Akihiro	—	—	—	—	—	—
Crouch, Robert G.	—	—	—	—	—	—
Clayton, Gail M	—	—	—	—	—	—
Evans, Nellie P.	—	—	—	—	—	—
McGraw, Stuart	—	—	—	—	—	—
Drabik, Tim	—	—	—	—	—	—
Her, Jin	—	—	—	—	—	—
Miller, Richard O	—	—	—	—	—	—
Jablonski, Dain A.	—	—	—	—	—	—
Papp, Richard	—	—	—	—	—	—
Hartman, Gregory N	—	—	—	—	—	—
Abbott, Thomas D	—	—	—	—	—	—
Nessler, Ray	—	—	—	—	—	—
Perlmutter, Stephen	—	—	—	—	—	—
Frisk, Jeffrey	—	—	—	—	—	—
Winkleman, Steven L	—	—	—	—	—	—

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
DB Capital Partners SBIC, L.P.	100,000	1,406,470	10,000,000	—		2,714,252
Fleming US Discovery Fund III, L.P.	—	—	—	—		2,512,841
Fleming US Discovery Offshore Fund III, L.P.	—	—	—	—		403,295
Hewlett Packard (Convertible Note)+Interest***	—	—	—	—		—
Hewlett Packard	24,219	340,633	2,421,900	—		340,633
Kingdon Offshore N.V.	80,414	1,130,999	8,041,400	—		2,111,835
Kingdon Partners, L.P.	33,299	468,340	3,329,900	—		572,959
Kingdon Associates, L.P.	19,480	273,980	1,948,000	—		496,308
Interwest Capital, Inc.	—	—	—	—		1,906,139
Century America LLC	—	—	—	—		791,815
JKB-Displaytech, LLC	—	—	—	—		484,572
Birchfield, Kermit J.	—	—	—	—		149,128
Birchfield, Guthrie K	—	—	—	—		7,215
Thomas Weisel Partners	—	—	—	—		—
Nissho	—	—	—	—		181,818
D.A. Davidson	—					84,388
DADCO Incorporated	—					70,323
Cadwalader	—	—	—	—		—
Transamerica	—	—	—	—		—
Tornga, Sondra	103	1,449	10,300	—		1,449
Poppe, Leszek	62	872	6,200	—		872
Wand, Sherri	55	774	5,500	—		774
Handschy, John R A & Pauline	50	703	5,000	—		703
Handschy, Mark A & Vernon, Terri H	50	703	5,000	—		703
Vernon, Leland H & Twila F	50	703	5,000	—		703
Pagano, Laura A	24	338	2,400	—		338
Radzihovsky, Leo & Pao, Lucy	23	323	2,300	—		323
Perry, James Elwood	20	281	2,000	—		281
Wand, Kay	20	281	2,000	—		281
Giles, Nancy	17	239	1,700	—		239
Arnett, Kenneth E	17	239	1,700	—		239
Young, George C & Gail V	15	211	1,500	—		211
O'Hara, E. Kieran & Clark, Evelyn	10	141	1,000	—		141
University Technology Corporation	10	141	1,000	—		141
Sherman, Christopher J	9	127	900	—		127
Li, Edith W.	7	98	700	—		98
Skelly, David W	7	98	700	—		98
Dessau, Daniel & Kathryn	4	56	400	—		56
Quinn, Norman J. III	4	56	400	—		56
Hirmes, Helene	3	42	300	—		42
Masterson, Hugh J	2	28	200	—		28
Gross, Howard W.	1	14	100	—		14
Wand, Anne-Michelle	1	14	100	—		14
Analysis Group Fund I, L.P.	—	—	—	—		18,182
Handschy, Mark A	5	70	500	—		70
Barton, Richard D	—	—	—	—		—
Spenner, Bruce F	—	—	—	—		—
Wright, Haviland	—	—	—	—		—
Lewis, Lloyd M	—	—	—	—		—
Clough, George E	21	295	2,100	—		295
Walba, David M	130	1,828	13,000	—		1,828
Clark, Noel	405	5,696	40,500	—		5,696
Walba, David M & Geneson, Cassandra	105	1,477	10,500	—		1,477
Walba, Jeffrey H.	90	1,266	9,000	—		1,266
Stuart III, L (Terry)	390	5,485	39,000	—		5,485
Xue, Jiuzhi	69	970	6,900	—		970
Cunningham, Jim D	134	1,885	13,400	—		1,885
Sissom, Bradley	118	1,660	11,800	—		1,660
Braun, Tim	117	1,646	11,700	—		1,646
Chase, Holden	10	141	1,000	—		141
Perry, Ann E.	81	1,139	8,100	—		1,139
Lloyd, Susan M	3	42	300	—		42
Banas, David	8	113	800	—		113
Doroski, David	55	774	5,500	—		774
Pattee, Alan M	12	169	1,200	—		169
Lahr, Heidi	44	619	4,400	—		619
Sontag, Patricia E	27	380	2,700	—		380
Pilz, Caren	25	352	2,500	—		352
McCurry, Ruth F	15	211	1,500	—		211
Cunningham, Jill D.	7	98	700	—		98
Ellis, Beth L	—	—	—	—		—
Malzbender, Rainer M	—	—	—	—		—
Mochizuki, Akihiro	—	—	—	—		—
Crouch, Robert G.	—	—	—	—		—
Clayton, Gail M	—	—	—	—		—
Evans, Nellie P.	—	—	—	—		—
McGraw, Stuart	—	—	—	—		—
Drabik, Tim	—	—	—	—		—
Her, Jin	—	—	—	—		—
Miller, Richard O	—	—	—	—		—
Jablonski, Dain A.	—	—	—	—		—
Papp, Richard	—	—	—	—		—
Hartman, Gregory N	—	—	—	—		—
Abbott, Thomas D	—	—	—	—		—
Nessler, Ray	—	—	—	—		—
Perlmutter, Stephen	—	—	—	—		—
Frisk, Jeffrey	—	—	—	—		—
Winkleman, Steven L	—	—	—	—		—

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
DB Capital Partners SBIC, L.P.	21.07%	—	—	—	2,714,252	15.58%	Outside Investor
Fleming US Discovery Fund III, L.P.	19.51%	—	—	—	2,512,841	14.43%	Outside Investor
Fleming US Discovery Offshore Fund III, L.P.	3.13%	—	—	—	403,295	2.32%	Outside Investor
Hewlett Packard (Convertible Note)+Interest***	0.00%	—	—	—	2,435,455	13.98%	Outside Investor
Hewlett Packard	2.64%	11,532	—	—	352,165	2.02%	Outside Investor
Kingdon Offshore N.V.	16.39%	—	—	—	2,111,835	12.12%	Outside Investor
Kingdon Partners, L.P.	4.45%	—	—	—	572,959	3.29%	Outside Investor
Kingdon Associates, L.P.	3.85%	—	—	—	496,308	2.85%	Outside Investor
Interwest Capital, Inc.	14.80%	—	—	—	1,906,139	10.94%	Outside Investor
Century America LLC	6.15%	—	—	—	791,815	4.55%	Outside Investor
JKB-Displaytech, LLC	3.76%	—	—	—	484,572	2.78%	Outside Investor
Birchfield, Kermit J.	1.16%	—	20,000	258,750	169,128	0.97%	Outside Investor
Birchfield, Guthrie K	0.06%	—	—	—	7,215	0.04%	Outside Investor
Thomas Weisel Partners	0.00%	240,000	—	—	240,000	1.38%	Outside Investor
Nissho	1.41%	—	—	—	181,818	1.04%	Outside Investor
D.A. Davidson	0.66%	3,700	—	—	88,088	0.51%	Outside Investor
DADCO Incorporated	0.55%	—	—	—	70,323	0.40%	Outside Investor
Cadwalader	0.00%	34,091	—	—	34,091	0.20%	Outside Investor
Transamerica	0.00%	16,667	—	—	16,667	0.10%	Outside Investor
Tornga, Sondra	0.01%	—	—	—	1,449	0.01%	Outside Investor
Poppe, Leszek	0.01%	—	—	—	872	0.01%	Outside Investor
Wand, Sherri	0.01%	—	—	—	774	0.00%	Outside Investor
Handschy, John R A & Pauline	0.01%	—	—	—	703	0.00%	Outside Investor
Handschy, Mark A & Vernon, Terri H	0.01%	—	—	—	703	0.00%	Outside Investor
Vernon, Leland H & Twila F	0.01%	—	—	—	703	0.00%	Outside Investor
Pagano, Laura A	0.00%	—	—	—	338	0.00%	Outside Investor
Radzihovsky, Leo & Pao, Lucy	0.00%	—	—	—	323	0.00%	Outside Investor
Perry, James Elwood	0.00%	—	—	—	281	0.00%	Outside Investor
Wand, Kay	0.00%	—	—	—	281	0.00%	Outside Investor
Giles, Nancy	0.00%	—	—	—	239	0.00%	Outside Investor
Arnett, Kenneth E	0.00%	—	—	—	239	0.00%	Outside Investor
Young, George C & Gail V	0.00%	—	—	—	211	0.00%	Outside Investor
O'Hara, E. Kieran & Clark, Evelyn	0.00%	—	—	—	141	0.00%	Outside Investor
University Technology Corporation	0.00%	—	—	—	141	0.00%	Outside Investor
Sherman, Christopher J	0.00%	—	—	—	127	0.00%	Outside Investor
Li, Edith W.	0.00%	—	—	—	98	0.00%	Outside Investor
Skelly, David W	0.00%	—	—	—	98	0.00%	Outside Investor
Dessau, Daniel & Kathryn	0.00%	—	—	—	56	0.00%	Outside Investor
Quinn, Norman J. III	0.00%	—	—	—	56	0.00%	Outside Investor
Hirmes, Helene	0.00%	—	—	—	42	0.00%	Outside Investor
Masterson, Hugh J	0.00%	—	—	—	28	0.00%	Outside Investor
Gross, Howard W.	0.00%	—	—	—	14	0.00%	Outside Investor
Wand, Anne-Michelle	0.00%	—	—	—	14	0.00%	Outside Investor
Analysis Group Fund I, L.P.	0.14%	—	—	—	18,182	0.10%	Outside Investor
Handschy, Mark A	0.00%	—	262,525	1,819,978	262,595	1.51%	Management
Barton, Richard D	0.00%	—	218,500	1,458,250	218,500	1.25%	Management
Spenner, Bruce F	0.00%	—	210,000	1,895,000	210,000	1.21%	Management
Wright, Haviland	0.00%	—	210,000	1,860,000	210,000	1.21%	Management
Lewis, Lloyd M	0.00%	—	95,500	591,750	95,500	0.55%	Management
Clough, George E	0.00%	—	118,143	873,957	118,438	0.68%	Management
Walba, David M	0.01%	—	30,000	292,500	31,828	0.18%	Founder
Clark, Noel	0.04%	—	20,000	170,000	25,696	0.15%	Founder
Walba, David M & Geneson, Cassandra	0.01%	—	—	—	1,477	0.01%	Founder
Walba, Jeffrey H.	0.01%	—	—	—	1,266	0.01%	Founder
Stuart III, L (Terry)	0.04%	—	—	—	5,485	0.03%	Employee, terminated
Xue, Jiuzhi	0.01%	—	4,000	34,000	4,970	0.03%	Employee, terminated
Cunningham, Jim D	0.01%	—	—	—	1,885	0.01%	Employee, terminated
Sissom, Bradley	0.01%	—	—	—	1,660	0.01%	Employee, terminated
Braun, Tim	0.01%	—	—	—	1,646	0.01%	Employee, terminated
Chase, Holden	0.00%	—	1,042	8,854	1,182	0.01%	Employee, terminated
Perry, Ann E.	0.01%	—	—	—	1,139	0.01%	Employee, terminated
Lloyd, Susan M	0.00%	—	896	7,615	938	0.01%	Employee, terminated
Banas, David	0.00%	—	813	6,906	925	0.01%	Employee, terminated
Doroski, David	0.01%	—	—	—	774	0.00%	Employee, terminated
Pattee, Alan M	0.00%	—	531	4,516	700	0.00%	Employee, terminated
Lahr, Heidi	0.00%	—	—	—	619	0.00%	Employee, terminated
Sontag, Patricia E	0.00%	—	—	—	380	0.00%	Employee, terminated
Pilz, Caren	0.00%	—	—	—	352	0.00%	Employee, terminated
McCurry, Ruth F	0.00%	—	—	—	211	0.00%	Employee, terminated
Cunningham, Jill D.	0.00%	—	—	—	98	0.00%	Employee, terminated
Ellis, Beth L	0.00%	—	30,000	255,000	30,000	0.17%	Employee, terminated
Malzbender, Rainer M	0.00%	—	13,312	73,219	13,312	0.08%	Employee, terminated
Mochizuki, Akihiro	0.00%	—	11,500	63,250	11,500	0.07%	Employee, terminated
Crouch, Robert G.	0.00%	—	4,167	125,000	4,167	0.02%	Employee, terminated
Clayton, Gail M	0.00%	—	3,625	19,938	3,625	0.02%	Employee, terminated
Evans, Nellie P.	0.00%	—	2,771	31,165	2,771	0.02%	Employee, terminated
McGraw, Stuart	0.00%	—	2,175	11,963	2,175	0.01%	Employee, terminated
Drabik, Tim	0.00%	—	1,889	1,889	1,889	0.01%	Employee, terminated
Her, Jin	0.00%	—	1,778	241,466	1,778	0.01%	Employee, terminated
Miller, Richard O	0.00%	—	1,698	25,470	1,698	0.01%	Employee, terminated
Jablonski, Dain A.	0.00%	—	1,163	6,394	1,163	0.01%	Employee, terminated
Papp, Richard	0.00%	—	729	10,938	729	0.00%	Employee, terminated
Hartman, Gregory N	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Abbott, Thomas D	0.00%	—	7,188	88,047	7,188	0.04%	Employee, terminated
Nessler, Ray	0.00%	—	4,917	73,750	4,917	0.03%	Employee, terminated
Perlmutter, Stephen	0.00%	—	3,000	25,500	3,000	0.02%	Employee, terminated
Frisk, Jeffrey	0.00%	—	2,677	38,781	2,677	0.02%	Employee, terminated
Winkleman, Steven L	0.00%	—	2,417	23,250	2,417	0.01%	Employee, terminated

Name	Preferred Series E-2 Stock	Perferred Series E-2 Stock Purchase Price	Preferred Series E-1 Stock	Perferred Series E- 1 Stock Purchase Price	Preferred Series E-D Convertible Stock	Preferred Series E- D Pro Forma on an as converted basis of $5.50	Perferred Series E- D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—	—

	—	—	40,096	4,009,600	175,785	3,196,091	17,578,500

	—	—	40,096.0000	4,009,600.0000	175,785.0000	3,196,090.9091	17,578,500.0000

Name	Preferred Series E-B Convertible Stock	Perferred Series E- B Pro Forma on an as converted basis of $7.11	Perferred Series E- B Convertible Stock Purchase Price	Preferred Series D Convertible Stock	Preferred Series D Pro Forma on an as converted basis of current market $5.50	Perferred Series D Convertible Stock Purchase Price
Crandall, Charles	—	—	—	—	—	—
Gough, Neil	—	—	—	—	—	—
Phillips, Wayne G	—	—	—	—	—	—
Gerhardt, Thomas J.	—	—	—	—	—	—
Counihan, Kevin	—	—	—	—	—	—
Shoffner, Gregory D	—	—	—	—	—	—
Goranson, Kelly J	—	—	—	—	—	—
Langwell, Benjamin T	—	—	—	—	—	—
(Johnson) Wright, Angie A	—	—	—	—	—	—
Harmon, Roxana J	—	—	—	—	—	—
Chang, Tiee-Yuh (Tammy)	—	—	—	—	—	—
Martinez, Linda R	—	—	—	—	—	—
King, Jennifer M	—	—	—	—	—	—
Gallentine, Delores R	—	—	—	—	—	—
Artigliere, Anthony	—	—	—	—	—	—
Wand, Michael D	—	—	—	—	—	—
O'Callaghan, Michael J	—	—	—	—	—	—
Thurmes, William N	—	—	—	—	—	—
Vohra, Rohini T	—	—	—	—	—	—
Meadows, Michael R & McCormick,	—	—	—	—	—	—
Regina A
Meadows, Michael R	—	—	—	—	—	—
Wieseler, Todd G.	—	—	—	—	—	—
Skaare, David K	—	—	—	—	—	—
Berliner, Christopher J	—	—	—	—	—	—
Huffman, William	—	—	—	—	—	—
Taylor, James	—	—	—	—	—	—
Jagemalm, Pontus A.	—	—	—	—	—	—
Reinhard, Steven	—	—	—	—	—	—
Yee, Michael	—	—	—	—	—	—
McConahy, Brian	—	—	—	—	—	—
Low, Chin Chor	—	—	—	—	—	—
More, Kundalika M	—	—	—	—	—	—
Ferguson, Rachel	—	—	—	—	—	—
Lewis, Susan M	—	—	—	—	—	—
Parghi, Deven	—	—	—	—	—	—
Dallas, James	—	—	—	—	—	—
Larsen, Per	—	—	—	—	—	—
Walker, Christopher	—	—	—	—	—	—
O'Neill, Matthew B	—	—	—	—	—	—
Harmes, Benjamin L	—	—	—	—	—	—
Lundie, Gregory P	—	—	—	—	—	—
Koprowski, Brian C	—	—	—	—	—	—
Yang, Su	—	—	—	—	—	—
O'Donnell, Patrick	—	—	—	—	—	—
Elquest, Douglas K	—	—	—	—	—	—
Goranson, Pamela J	—	—	—	—	—	—
Keene, Julie	—	—	—	—	—	—
Shiba, Eitoku	—	—	—	—	—	—
Jordan, Belinda	—	—	—	—	—	—
Feddersen, Jody M	—	—	—	—	—	—
Arno, Erin	—	—	—	—	—	—
Cohn, Sarah J	—	—	—	—	—	—
Diehl, Melissa	—	—	—	—	—	—
Hokin, Richard	—	—	—	—	—	—
Swanson, Stanley R.	—	—	—	—	—	—
Dozier, Glenn	—	—	—	—	—	—
Weinberger, David	—	—	—	—	—	—
Kostanecki, Andrew T.	—	—	—	—	—	—
Everets, John	—	—	—	—	—	—
McLean, Roger	—	—	—	—	—	—
Gaalema, Stephen	—	—	—	—	—	—
Eppner, Gerald A.	—	—	—	—	—	—
Black Forest Engineering,	—	—	—	—	—	—
Zadow, Jerry	—	—	—	—	—	—
Ward, David	—	—	—	—	—	—
Lane, William Kerry	—	—	—	—	—	—

	225,638	3,173,528	22,563,792	154,856	2,815,564	15,485,600

	225,638.0000	3,173,528.4402	22,563,792.0000	154,856.0000	2,815,563.6364	15,485,600.0000

Name	Preferred Series B Convertible Stock	Perferred Series B on an as converted basis of $7.11	Perferred Series B Convertible Stock Purchase Price	Common Stock	Common Stock Purchase Price	Total Shares Stock Issued**
Crandall, Charles	3	42	300	—		42
Gough, Neil	—	—	—	—		—
Phillips, Wayne G	—	—	—	—		—
Gerhardt, Thomas J.	—	—	—	—		—
Counihan, Kevin	—	—	—	—		—
Shoffner, Gregory D	—	—	—	—		—
Goranson, Kelly J	—	—	—	—		—
Langwell, Benjamin T	—	—	—	—		—
(Johnson) Wright, Angie A	—	—	—	—		—
Harmon, Roxana J	—	—	—	—		—
Chang, Tiee-Yuh (Tammy)	—	—	—	—		—
Martinez, Linda R	—	—	—	—		—
King, Jennifer M	—	—	—	—		—
Gallentine, Delores R	—	—	—	—		—
Artigliere, Anthony	—	—	—	—		—
Wand, Michael D	55	774	5,500	—		774
O'Callaghan, Michael J	8	113	800	—		113
Thurmes, William N	10	141	1,000	—		141
Vohra, Rohini T	10	141	1,000	—		141
Meadows, Michael R & McCormick, Regina A	110	1,547	11,000	—		1,547
Meadows, Michael R	8	113	800	—		113
Wieseler, Todd G.	—	—	—	—		—
Skaare, David K	—	—	—	—		—
Berliner, Christopher J	—	—	—	—		—
Huffman, William	—	—	—	—		—
Taylor, James	—	—	—	—		—
Jagemalm, Pontus A.	—	—	—	—		—
Reinhard, Steven	—	—	—	—		—
Yee, Michael	—	—	—	—		—
McConahy, Brian	—	—	—	—		—
Low, Chin Chor	—	—	—	—		—
More, Kundalika M	—	—	—	242	266.20	242
Ferguson, Rachel	—	—	—	—		—
Lewis, Susan M	—	—	—	—		—
Parghi, Deven	—	—	—	—		—
Dallas, James	—	—	—	—		—
Larsen, Per	—	—	—	—		—
Walker, Christopher	—	—	—	—		—
O'Neill, Matthew B	—	—	—	—		—
Harmes, Benjamin L	—	—	—	—		—
Lundie, Gregory P	—	—	—	—		—
Koprowski, Brian C	—	—	—	—		—
Yang, Su	—	—	—	—		—
O'Donnell, Patrick	—	—	—	—		—
Elquest, Douglas K	—	—	—	—		—
Goranson, Pamela J	—	—	—	—		—
Keene, Julie	—	—	—	—		—
Shiba, Eitoku	—	—	—	—		—
Jordan, Belinda	—	—	—	—		—
Feddersen, Jody M	—	—	—	—		—
Arno, Erin	—	—	—	—		—
Cohn, Sarah J	—	—	—	—		—
Diehl, Melissa	—	—	—	—		—
Hokin, Richard	—	—	—	—		—
Swanson, Stanley R.	—	—	—	—		—
Dozier, Glenn	—	—	—	—		—
Weinberger, David	—	—	—	—		—
Kostanecki, Andrew T.	—	—	—	—		—
Everets, John	—	—	—	—		—
McLean, Roger	—	—	—	—		—
Gaalema, Stephen	—	—	—	—		—
Eppner, Gerald A.	—	—	—	—		—
Black Forest Engineering,	—	—	—	—		—
Zadow, Jerry	—	—	—	—		—
Ward, David	—	—	—	—		—
Lane, William Kerry	—	—	—	—		—

	260,051	3,657,539	26,005,100	242	266.20	12,883,060

	260,051.0000	3,657,538.6779	26,005,100.0000	242.0000	266.2000	12,883,059.6636

Name	% of Total Shares Stock Issued	No. of Warrents	No. of Options Outstanding	Exercise Amount	Total Securities Owned**	% of Total Securities Issued	Investor Category
Crandall, Charles	0.00%	—	2,250	19,125	2,292	0.01%	Employee, terminated
Gough, Neil	0.00%	—	1,438	43,125	1,438	0.01%	Employee, terminated
Phillips, Wayne G	0.00%	—	1,188	17,813	1,188	0.01%	Employee, terminated
Gerhardt, Thomas J.	0.00%	—	1,000	30,000	1,000	0.01%	Employee, terminated
Counihan, Kevin	0.00%	—	883	8,050	883	0.01%	Employee, terminated
Shoffner, Gregory D	0.00%	—	771	11,562	771	0.00%	Employee, terminated
Goranson, Kelly J	0.00%	—	500	4,250	500	0.00%	Employee, terminated
Langwell, Benjamin T	0.00%	—	479	14,375	479	0.00%	Employee, terminated
(Johnson) Wright, Angie A	0.00%	—	464	6,267	464	0.00%	Employee, terminated
Harmon, Roxana J	0.00%	—	448	6,719	448	0.00%	Employee, terminated
Chang, Tiee-Yuh (Tammy)	0.00%	—	365	8,750	365	0.00%	Employee, terminated
Martinez, Linda R	0.00%	—	147	3,520	147	0.00%	Employee, terminated
King, Jennifer M	0.00%	—	131	3,935	131	0.00%	Employee, terminated
Gallentine, Delores R	0.00%	—	110	3,308	110	0.00%	Employee, terminated
Artigliere, Anthony	0.00%	—	4,000	49,000	4,000	0.02%	Employee, terminated
Wand, Michael D	0.01%	—	68,000	538,375	68,774	0.39%	Outside Investor
O'Callaghan, Michael J	0.00%	—	16,511	122,037	16,624	0.10%	Outside Investor
Thurmes, William N	0.00%	—	15,685	97,567	15,826	0.09%	Outside Investor
Vohra, Rohini T	0.00%	—	9,295	59,674	9,436	0.05%	Outside Investor
Meadows, Michael R & McCormick, Regina A	0.01%	—	—	—	1,547	0.01%	Employee
Meadows, Michael R	0.00%	—	28,510	207,036	28,623	0.16%	Employee
Wieseler, Todd G.	0.00%	—	28,000	399,000	28,000	0.16%	Employee
Skaare, David K	0.00%	—	19,000	227,000	19,000	0.11%	Employee
Berliner, Christopher J	0.00%	—	17,000	135,825	17,000	0.10%	Employee
Huffman, William	0.00%	—	16,000	145,000	16,000	0.09%	Employee
Taylor, James	0.00%	—	13,000	71,500	13,000	0.07%	Employee
Jagemalm, Pontus A.	0.00%	—	11,750	125,875	11,750	0.07%	Employee
Reinhard, Steven	0.00%	—	10,500	57,750	10,500	0.06%	Employee
Yee, Michael	0.00%	—	10,500	106,750	10,500	0.06%	Employee
McConahy, Brian	0.00%	—	10,250	70,625	10,250	0.06%	Employee
Low, Chin Chor	0.00%	—	10,000	104,000	10,000	0.06%	Employee
More, Kundalika M	0.00%	—	9,584	54,967	9,826	0.06%	Employee
Ferguson, Rachel	0.00%	—	9,500	70,750	9,500	0.05%	Employee
Lewis, Susan M	0.00%	—	9,500	107,750	9,500	0.05%	Employee
Parghi, Deven	0.00%	—	9,500	52,250	9,500	0.05%	Employee
Dallas, James	0.00%	—	9,375	60,688	9,375	0.05%	Employee
Larsen, Per	0.00%	—	9,375	63,438	9,375	0.05%	Employee
Walker, Christopher	0.00%	—	9,350	58,600	9,350	0.05%	Employee
O'Neill, Matthew B	0.00%	—	8,575	57,138	8,575	0.05%	Employee
Harmes, Benjamin L	0.00%	—	8,500	56,250	8,500	0.05%	Employee
Lundie, Gregory P	0.00%	—	8,500	65,250	8,500	0.05%	Employee
Koprowski, Brian C	0.00%	—	8,125	58,563	8,125	0.05%	Employee
Yang, Su	0.00%	—	7,625	49,063	7,625	0.04%	Employee
O'Donnell, Patrick	0.00%	—	7,000	38,500	7,000	0.04%	Employee
Elquest, Douglas K	0.00%	—	6,500	45,250	6,500	0.04%	Employee
Goranson, Pamela J	0.00%	—	6,307	37,048	6,307	0.04%	Employee
Keene, Julie	0.00%	—	5,569	35,056	5,569	0.03%	Employee
Shiba, Eitoku	0.00%	—	5,500	39,750	5,500	0.03%	Employee
Jordan, Belinda	0.00%	—	4,750	35,375	4,750	0.03%	Employee
Feddersen, Jody M	0.00%	—	4,375	28,688	4,375	0.03%	Employee
Arno, Erin	0.00%	—	4,250	35,625	4,250	0.02%	Employee
Cohn, Sarah J	0.00%	—	3,375	23,188	3,375	0.02%	Employee
Diehl, Melissa	0.00%	—	3,250	22,625	3,250	0.02%	Employee
Hokin, Richard	0.00%	—	17,500	221,250	17,500	0.10%	Director
Swanson, Stanley R.	0.00%	—	10,366	10,366	10,366	0.06%	Consultant
Dozier, Glenn	0.00%	—	5,000	33,000	5,000	0.03%	Consultant
Weinberger, David	0.00%	—	4,750	71,250	4,750	0.03%	Consultant
Kostanecki, Andrew T.	0.00%	—	3,060	3,060	3,060	0.02%	Consultant
Everets, John	0.00%	—	2,000	24,500	2,000	0.01%	Consultant
McLean, Roger	0.00%	—	1,762	1,762	1,762	0.01%	Consultant
Gaalema, Stephen	0.00%	—	1,500	1,500	1,500	0.01%	Consultant
Eppner, Gerald A.	0.00%	—	1,000	15,000	1,000	0.01%	Consultant
Black Forest Engineering,	0.00%	—	750	750	750	0.00%	Consultant
Zadow, Jerry	0.00%	—	679	679	679	0.00%	Consultant
Ward, David	0.00%	—	500	500	500	0.00%	Consultant
Lane, William Kerry	0.00%	—	50	50	50	0.00%	Consultant

	100.00%	305,990	1,792,929	14,578,630	17,417,433	100.00%

	1.0000	305,990.0000	1,792,929.0000	14,578,629.9852	17,417,433.2091	1.0000

**
Preferred Series E-2 and E-1 shares are included based on number of preferred shares issued, all other Preferred Series stock is included on a common share equivalent basis.

***
HP Convertible Note plus interest is calculated as of 2/10/03

SCHEDULE 4.12(a)

Summary Table

Owned and Licensed US Patents	61	Owned and Licensed US Patent Applications	31
Owned and Licensed Foreign Patents	12	Owned and Licensed Foreign Patent Applications	20
TOTAL	73	TOTAL	51

Displaytech Owned US Patents

Patent No.	Title	Issue Date	Expires
6,426,783	Continuously Viewable DC-Field Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	7/30/02	2/18/18
6,413,448	Cyclo-hexyl- and Cyclohexynl-substituted Liquid Crystals with Low Birefringence	7/20/02	4/26/19
6,369,933	Optical Correlator Having Multiple Active Components Formed on a Single	4/9/02	12/18/19
6,359,723	Optics Arrangements Including Light Source Arrangements for an Active Matrix Crystal Image Generator	3/19/02	12/12/14
6,317,112	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/13/01	12/22/14
6,310,664	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	10/30/01	2/18/18
6,247,037	Optical Correlator Having Multiple Active Components Formed on a Single Integrated Circuit	6/12/01	1/28/19
6,195,136	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/27/01	12/12/14
6,144,421	Continuously Viewable, DC-Field Balanced Reflective, Ferroelectric Liquid Crystal Image Generator	11/7/00	2/18/18
6,139,771	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	10/31/00	4/4/17
6,100,945	Compensator Arrangements for a Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Display System	8/8/00	2/18/18
6,075,577	Continuously Viewable, DC Field-Balanced, Reflective, Ferroelectric Liquid Crystal Image Generator	6/13/00	2/18/18
6,038,005	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	3/14/00	12/22/14
6,025,890	Beam Splitter Element Including a Beam Splitting Layer and a Polarizing Layer for use in a Light Polarization Modulating Display System	2/15/00	2/20/18
6,016,173	Optics Arrangement Including a Compensator Cell and Static Wave Plate For a Continuously Viewable, Reflection Mode, Ferroelectric Liquid Crystal Spatial Light Modulating System	1/18/00	2/18/18
5,900,976	Display System including a Polarizing Beam Splitter	5/4/99	2/20/18
5,866,036	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	2/2/99	2/2/16
5,808,800	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	9/15/98	9/15/15
5,757,348	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	5/26/98	5/26/15

5,753,139	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	5/19/98	5/19/15
5,748,164	Active Matrix Liquid Crystal Image Generator	5/5/98	5/5/15
5,694,147	Liquid Crystal Integrated Circuit Display Including an Arrangement for Maintaining the Liquid Crystal at a Controlled Temperature	12/2/97	4/14/15
5,626,792	High Birefringence Liquid Crystal Compounds	5/6/97	9/6/14
5,596,451(1)	Miniature Image Generator Including Optics Arrangement	1/21/97	1/30/15
5,585,036	Liquid Crystal Compounds Containing Chiral 2-Halo-2-Methyl Ether and Ester Tails	12/17/96	12/17/13
5,552,916	Diffractive Light Modulator	9/3/96	9/3/13
5,539,555(2)	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein	7/23/96	7/23/13
5,523,864	Analog Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	6/4/96	1/26/14
5,500,748(3)	Liquid Crystal Spatial Light Modulator Including an Internal Voltage Booster	3/19/96	1/26/14
5,457,235	Halogenated Diphenyldiacetylene Liquid Crystals	10/10/95	10/10/12
5,453,218	Liquid Crystal Compounds Containing Chiral 2-Halo-2 Methyl Alkoxy Tails	9/26/95	9/26/12
5,422,037	Ferroelectric Liquid Crystal Compounds Containing Halogenated Cores and Chiral Haloalkoxy Tail Units	6/6/95	6/6/12
5,380,460	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	1/10/95	1/10/12
RE 34,726	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	9/13/94	7/14/09
5,347,378	Fast Switching Color Filters for Frame-Sequential Video Using Ferroelectric Liquid Crystal Color-Selective Filters	9/13/94	9/13/11
5,271,864	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/21/93	8/7/12
5,182,665	Diffractive Light Modulator	1/26/93	9/7/10
5,180,520(4)	Ferroelectric Liquid Crystal Compositions Containing Halogenated Cores and Chiral Halogenated Cores and Chiral Haloalkoxy Tail Units	1/19/93	1/19/10
5,178,791	Halogenated Diphenyldiacetylene Liquid Crystals	1/12/93	3/11/11
5,178,445(5)	Optically Addressed Spatial Light Modulator	1/12/93	1/12/10
5,167,855(4)	Ferroelectric Liquid Crystal Compositions Chiral Haloalkoxyl Tail Units	12/1/92	12/1/09
5,061,814	High Tilt Ferroelectric Liquid Crystal Compounds and Compositions	10/29/91	6/1/09
5,051,506	Ferroelectric Liquid Crystal Compounds Containing Chiral Haloalkoxy Tail Units and Compositions Containing Them	9/24/91	9/24/08
4,813,771	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	3/21/89	10/15/07

(1)
jointly owned by Displaytech, Inc. and Martin Shenker Optical Design, Inc.

(2)
jointly owned by Displaytech, Inc. and Hoechst Aktiengesellschaft (with bilateral restrictions on field of use based on display size; Displaytech has exclusive right to displays with an active area of 10 cm. or less in diameter, Hoechst has exclusive right to displays with an active area greater than 10 cm. in diameter)

(3)
jointly owned by Displaytech, Inc. and Stephen D. Gaalema

(4)
owned solely by Displaytech, Inc.; assignee data on patent cover sheet is incorrect

(5)
jointly owned by Displaytech, Inc. and University of Colorado Foundation (assignment not recorded at PTO)

SCHEDULE 4.12(a)

Displaytech Owned Foreign Patents

Country	Patent No.	Title	Issue Date	Expires
Canada	1,299,721	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	4/28/92	4/28/09
Germany	69109680	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Japan	2868774	Electro-Optic Switching Devices Using Ferroelectric Liquid Crystals	12/25/98	10/14/08
Japan	3124772	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	10/27/00	7/22/11
Korea	184,242	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	12/17/98	7/22/11
Korea	261,354	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	4/18/00	2/6/13
Korea	283,163	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them	12/6/00	8/6/13
Sweden	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
Sweden	515 705	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch FLC Compositions Useful Therein	9/24/01	2/5/13
United Kingdom	0 540 648	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	5/10/95	7/22/11
United Kingdom	2 263 982	Ferroelectric Liquid Crystals	2/28/96	1/29/13
Canada	2,087,592	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units	4/16/02	7/22/11

Displaytech Owned Pending US Patent Applications

App. No.	Title	Date Filed
08/953,613	Methods and Arrangements for Using an Analog Signal to Provide Gray Scale on a Binary Pixel	10/17/97
09/045,247	Active Matrix Liquid Crystal Image Generator	3/20/98
09/313,227	RGB Illuminator with Calibration via Single Detector Servo	5/17/99
09/388,249	Non-DC-Balanced Drive Scheme for Liquid Crystal Device	9/1/99
[*****]
09/604,524	Methods and Arrangements for Improving Contrast in FLC Devices	6/27/00
09/639,500	Mesogenic Materials with Anomalous Birefringence Dispersion and High Second Order Susceptibility	8/11/00
09/653,437	Ferroelectric Liquid Crystal Devices Using Materials with a deVries Smectic A Phase	9/1/00
09/706,553	Efficient Method of Manufacturing Liquid Crystal Devices	11/2/00
09/718,843	Multi-State Light Modulator with Non-Zero Response Time and Linear Gray Scale	11/22/00
09/754,033	Alkyl Silane Liquid Crystal Compounds	1/3/01
09/753,749	Liquid Crystal Compounds Having a Silane Tail with a Perfluoroalkyl Terminal Portion	1/3/01
09/754,034	Liquid Crystalline Materials Containing Perfluoroalkyl and Alkenyl Tails	1/3/01
09/817,809	Subpixellated Reflective Microdisplays	3/14/01
09/809,741	DC-Balanced and Non-DC-Balanced Drive Schemes for Liquid Crystal Device	3/14/01
09/809,998	Data Scheduling with Banks in Reflective Microdisplays	3/14/01
09/828,295	Ferroelectric Liquid Crystal Infrared Chopper	4/6/01
09/854,181	Partially Fluorinated Liquid Crystal Materials	5/11/01
09/885,862	Bookshelf Liquid Crystal Materials and Devices	6/20/01
[*****]
[*****]
[*****]
09/992,097	Active Matrix Liquid Crystal Image Generator with Hybrid Writing Scheme	11/5/01
09/989,976	Dual Mode Near-Eye and Projection Display System	11/20/01
[*****]
10/067,516	Optics Arrangements Including Light Source Arrangements for an Active Matrix Liquid Crystal Image Generator	2/4/02
[*****]

Displaytech Owned Pending Foreign Patent Applications

Date Filed	App. No.	Country	Title
7/22/91	2,087,592	Canada	Ferroelectric Liquid Crystal Compositions Containing Chiral Haloalkoxy Tail Units
2/05/93	9300375-4	China	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/05/93	43 03 335.0	Germany	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	2088934	Canada	High Contrast Distorted Helix Effect Electro-Optic Devices Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
2/08/93	5-20412	Japan	High Contrast Distorted Helix Effect Electro-Optic Devices and Tight Ferroelectric Pitch Ferroelectric Liquid Crystal Compositions Useful Therein
8/04/93	5-193688	Japan	Ferroelectric Liquid Crystal Compounds with Cyclohexenyl Cores and Compositions Containing Them
12/14/95	95943444.0	Europe	Active Matrix Liquid Crystal Image Generator
2/17/99	2,321,252	Canada	Image Generating System
2/17/99	99909497.2	Europe	Image Generating System
2/17/99	2000-532773	Japan	Image Generating System
2/17/99	01100431.6	Hong Kong	Image Generating System
2/17/99	10-2000-7008981	Korea	Image Generating System
8/29/00	PCT/US00/23645	PCT	Liquid Crystal Operation
8/31/01	PCT/US01/27182	PCT	Partially Fluorinated Liquid Crystal Materials
11/20/01	PCT/US01/	PCT	Dual Mode Near-Eye and Projection Display System
11/21/01	PCT/US01/	PCT	Modulation Algorithm for Light Modulator

Patents Licensed from Clark and Lagerwall

Country	Patent No.	Title	Issue Date	Expires
United States	RE 34,942	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC molecules at Omega (Alpha) from Normal to the Means	5/16/95	6/20/06
United States	RE 34,949	Surface Stabilized Ferroelectric Liquid Crystal Devices	5/23/95	9/25/07
United States	RE 34,950	Surface Stabilized Ferroelectric Liquid Crystal Devices with Means for Aligning LC Molecules at Omega (alpha) from Normal to the Means	5/23/95	3/21/06
United States	RE 34,966	Surface Stabilized Ferroelectric Liquid Crystal Devices with LC Molecules Aligned at Angle Omega (Alpha) from Normal to Substrates	6/13/95	1/7/03
United States	RE 34,967	Surface Stabilized Ferroelectric Liquid Crystal Devices with Plural Orientation States of Different Colors or Separated by Domain Walls	6/13/95	7/13/10
United States	RE 34,973	Surface Stabilized Ferroelectric Liquid Crystal Devices with Total Reflection in One State and Transmission in Another State	6/20/95	1/28/09
United States	5,555,111	Surface Stabilized Ferroelectric Liquid Crystal Devices with Dielectric Torques Greater Than Ferroelectric Torques	9/10/96	3/21/06
United States	5,555,117	Surface Stabilized Ferroelectric Liquid Crystal Devices	9/10/96	9/10/13

Patents Licensed from University Research Corp

Patent No.	Title	Issue Date	Expires
5,168,381	Smectic Liquid Crystal Devices Using SSFLC and Electroclinic Effect Based Cells	12/1/92	12/1/09
5,178,793	Ferroelectric Liquid Crystal Compounds and Compositions	1/12/93	1/12/10
5,543,078	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/6/96	8/6/13
5,596,434	Self-Assembled Monolayers for Liquid Crystal Alignment	1/21/97	1/21/14
5,637,256	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	6/10/97	6/10/14
5,658,493	Ferroelectric Liquid Crystals for Nonlinear Optics Applications	8/19/97	8/19/14

US Patents Licensed from Georgia Tech Research Corp

Patent No.	Title	Issue Date	Expires
6,141,072	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/31/00	4/2/18
6,469,761	System and Method for Efficient Manufacturing of Liquid Crystal Displays	10/22/02	4/2/18

US Patent Applications Licensed from Georgia Tech Research Corp

App. No.	Title	Date Filed
09/669,180	System and Method for Efficient Manufacturing of Liquid Crystal Displays	9/25/00

Foreign Patent Applications Licensed from Georgia Tech Research Corp

Priority Date	App. No.	Country	Title
4/3/98	Not yet Avail	Japan	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	98915254.1	Europe	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	2,285,924	Canada	System and Method for Efficient Manufacturing of Liquid Crystal Displays
4/3/98	10-1999-7009012	S. Korea	System and Method for Efficient Manufacturing of Liquid Crystal Displays

US Patents Licensed from Agilent Technologies, Inc.

Patent No.	Title	Issue Date	Expires
6,249,269	Analog Pixel Driver Circuit for an Electro-Optical Material-Based Display Device	6/19/01	4/30/18

US Patent Applications Licensed from Agilent Technologies, Inc.

Title
Electro-Optical Material-Based Display Device Having Analog Pixel Drivers
[*****]
Light Sensitive Issues: Guard Ring and Metal Layer

EXHIBIT A-1

CERTIFICATE OF DESIGNATION
AND DETERMINATION OF PREFERENCES OF
THE SERIES E-1 SENIOR PREFERRED STOCK
OF
DISPLAYTECH, INC.
A COLORADO CORPORATION

        1.    Designation.    Six hundred thousand (600,000) shares of preferred stock ate hereby designated Series E-1 Senior Preferred Stock (hereinafter referred to as "Series E-1 Preferred Stock") with the preferences, rights and privileges and the qualifications, restrictions and limitations thereof, specified in this Certificate.

        2.    Dividends.

          (a)    General Dividend Obligations.    The holders of shares of the Series E-1 Preferred Stock shall be entitled to receive from the Company, with respect to each share of Series E-1 Preferred Stock held, a dividend accruing at the nominal rate of fifty (50) percent per annum, compounded monthly (based on a 360-day year of twelve 30-day months) from the date of issue. Such dividend shall accrue in shares of Series E-1 Preferred Stock and shall he payable, either in shares of Series E-1 Preferred Stock or in cash at the option of the Board of Directors of the Company, at such time(s) as the Board of Directors may from time to time determine, subject to the limitation in Section 3(f).

          (b)    Limitation on Dividends, Repurchases and Redemptions.    So long as any shares of Series E-1 Preferred Stock shall be outstanding, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Company purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Junior Securities except as may be required by the Stock Restriction Agreements, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Securities except as may be required by the Stock Restriction Agreements, unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series E-1 Preferred Stock shall have been entitled, pursuant to Section 2(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

          (c)    Pro Rata Payments.    In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series E-1 Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series E-1 Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

        3.    Preference on Liquidation.

          (a)    Liquidation Preference for Series E-1 Preferred Stock.    In the event that the Company shall liquidate, dissolve or wind up, whether voluntarily or involuntarily (a "Liquidation Event"), no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series E-1 Preferred Stock shall have received, for each share of Series E-1 Preferred Stock held, an amount in cash per share equal to (i) three times the Liquidation Value, plus all accrued but unpaid dividends on the Liquidation Value, if a Liquidation Event occurs (or a binding agreement regarding a Liquidation Event is entered into) prior to the expiration of the Series E Initial Funding Period, or (ii) the Liquidation Value, plus all accrued but unpaid dividends thereon, if a

  Liquidation Event does not occur (and a binding agreement regarding a Liquidation Event is not entered into) prior to the expiration of the Series E Initial Funding Period (the sums described above are herein referred to as the "Series E-1 Liquidation Preference"). The "Liquidation Value" means $100.00 per share with respect to the Series E-1 Preferred Stock. Upon the receipt by the holders of shares of Series E-1 Preferred Stock of an amount per share equal to the Series E-1 Liquidation Preference, each share of Series E-1 Preferred Stock shall be void and of no further force or effect and the holders of such shares shall have no further rights with respect thereto.

          (b)    Pro Rata Payments.    If, upon any Liquidation Event, the assets of the Company shall be insufficient to permit the payment in full of the Series E-1 Liquidation Preference for each share of Series E-1 Preferred Stock then outstanding, then the assets of the Company remaining shall be ratably distributed among the holders of Series E-1 Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c)    Transactions Deemed a Liquidation Event.    The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company or a merger, reorganization, sale of voting control or other transaction in which control of the Company is transferred and in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a Liquidation Event for purposes of this Section 3; provided that in the event of such a transaction, the Series E-1 Liquidation Preference shall be paid in cash or in the consideration to be received in the transaction, at the option of the Board of Directors of the Company.

          (d)    Notice of Liquidation.    Written notice of any Liquidation Event, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series E-1 Preferred Stock at their respective addresses as shall appear on the records of the Company.

          (e)    Status.    The Series E-1 Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, to all equity securities of the Company other than as set forth in the following two sentences with respect to the Series E-2 Preferred Stock (notwithstanding any provisions to the contrary set forth in the certificate of designations of any other class or series of equity securities of the Company or otherwise). If a Liquidation Event occurs (or a binding agreement regarding a Liquidation Event is entered into) prior to the expiration of the Series B Initial Funding Period, the Series E-1 Liquidation Preference shall rank senior to the Series E-2 Liquidation Preference. If a Liquidation Event does not occur (and a binding agreement regarding a Liquidation Event is not entered into) prior to the expiration of the Series E Initial Funding Period, the Series E-l Liquidation Preference shall be paid on a pari passu basis with the Series E-2 Liquidation Preference. Other than as set forth in the foregoing sentences of this Section 3(e), the Series E-1 Preferred Stock and Series E-2 Preferred Stock shall be pari passu in all respects and neither one shall be considered to be a Junior Security to the other.

          (f)    Limitation.    Notwithstanding any provision of this Certificate of Designation to the contrary, while any indebtedness of the Company under the HP Convertible Note is outstanding, no payments, dividends or other distributions in cash or assets (other than in Capital Stock of the Company as otherwise permitted by the provisions of this Certificate of Designation) shall be made, without the written consent of Hewlett-Packard, on or with respect to the Series E-1 Preferred Stock or any of the Company's other equity securities, including, without limitation, any cash payments arising from the sale or liquidation of the Company.

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        4.    Voting.

          (a)    General.    In addition to any voting rights provided in the Company's certificate of incorporation or by-laws, the Series E-1 Preferred Stock shall vote together with the Series E-2 Preferred Stock and the Common Stock as a single class on all actions to be voted on by the stockholders of the Company; provided that the prior written consent of the holders of a majority of outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock (voting together as a single class) shall be required for any action subject to the vote of stockholders of the Company. Each share of Series E-1 Preferred Stock shall entitle the holder thereof to four hundred (400) votes. The holders of Series E-1 Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation or by-laws of the Company.

          (b)    No Dilution or Impairment; No Changes in Capital Stock.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, liquidation, sale, lease, pledge or other transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock Purchase Agreement, this Certificate of Designation or the Shareholders' Rights Agreement; provided, however, that the issuance of any of the following will not be considered to violate this Section 4(b): (A) Common Stock issued for consideration amounting to less than $100,000 in any single transaction, provided that the aggregate amount of all such transactions shall not exceed $500,000; (B) Common Stock to be issued upon conversion of the Company's preferred stock or other Convertible Securities; (C) the Company's Series D Convertible Preferred Stock to be issued upon conversion of the HP Convertible Note; (D) except as provided in Section 4(c), Capital Stock to be issued under any Stock Incentive Plan; (E) Capital Stock to be issued to holders of any other Convertible Securities existing as of the date of filing hereof upon conversion of all or any portion of such Convertible Securities; or (F) Series E-1 Preferred Stock and Series E-2 Preferred Stock issued during the Series E Initial Funding Period for total consideration amounting to not more than $2,000,000 to a shareholder of the Company (and/or such shareholder's Affiliates) existing as of the date of filing hereof. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Series E-1 Preferred Stock (as such rights are set forth in the Stock Purchase Agreement, this Certificate of Designations and the Shareholders' Rights Agreement), against any dilution or other impairment. Without limiting the generality of the foregoing, without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company, whether by merger, consolidation or otherwise, (i) will not authorize, create or issue any shares or class or series of equity or equity-linked security which is senior to, or pari passu with, the Series E-1 Preferred Stock as to dividend payments or other distributions or amounts payable upon a liquidation Event or otherwise (except for the issuance of shares of Series E-2 Preferred Stock), (ii) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under the Stock Purchase Agreement, this Certificate of Designation or the Shareholders' Rights Agreement (provided that no written consent of holders of shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock shall be required for the Company to enter into the HP Convertible Note or the HP Note Purchase Agreement), (iii) will not amend its certificate of incorporation or by-laws, by merger, consolidation or otherwise, in any manner which would impair or reduce the rights of the Series E-1 Preferred Stock, including, without limitation, an amendment which would alter or change the rights, privileges or preferences of the holders of the Series E-1 Preferred Stock, (iv) except as provided in Section 7 hereof, will not redeem, repurchase or otherwise

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  acquire any shares of Capital Stock of the Company or any other rights or options to subscribe for or purchase any Capital Stock of the Company or any other Convertible Securities (other than (x) any such securities held by Hewlett-Packard or Cadwalader, Wickersham & Taft or (y) an aggregate amount of such transactions not to exceed $50,000), (v) will not approve any transaction that results in a liquidation (whether actual or deemed) pursuant to Section 3 hereof, (vi) will not approve any recapitalization of the Company's Capital Stock, and (vii) will not authorize, create or issue any shares or class or series of Capital Stock (with the exception of any shares described in clauses (A) through (F) above).

          (c)    Options.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not take any action required by a Stock Incentive Plan to be approved by a vote of the Company's shareholders.

          (d)    Indebtedness.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not (i) have outstanding Indebtedness (as defined in the Stock Purchase Agreement) in excess of $15,000,000 in aggregate principal amount; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness (as defined in the Stock Purchase Agreement) or Capitalized Lease (as defined in the Stock Purchase Agreement), as applicable, which agreement, amendment or modification under clause (ii) restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing under, the Stock Purchase Agreement; provided, however, that no written consent of holders of shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock shall be required for the Company to enter into the HP Convertible Note or the HP Note Purchase Agreement.

          (e)    No Change in Business.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not change substantially the character of its business as conducted on the date of filing hereof.

          (f)    Restricted Payments; Investments.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not declare or make or permit to be declared or made any Restricted Payment (as defined in the Stock Purchase Agreement) or any Investment (as defined in the Stock Purchase Agreement).

          (g)    Affiliate Loans and Guaranties.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not incur or permit to exist any of the following, except with respect to a wholly-owned subsidiary of the Company; (a) other than as reflected in the HP Convertible Note, any obligation of the Company to repay money borrowed owing to any Affiliate of the Company or any other holder of shares of the Capital Stock of the Company; or (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company and which is an obligation of any Affiliate of the Company or any other holder of shares of the Capital Stock of the Company (excluding, in the case of clause (b), any obligation of the Company which is not owed to an Affiliate of the Company or to an Affiliate or to any other holder of shares of the Capital Stock of the Company). This Section 4(g) shall not apply to (1) any obligations under the Stock Purchase Agreement or with respect to shares of Series E-1 Preferred Stock or Series E-2 Preferred Stock, (2) Investments (as defined in the Stock Purchase Agreement) in the Company or (3) Indebtedness (as defined in the Stock Purchase Agreement) identified on Schedule 4.19 to the Stock Purchase Agreement.

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          (h)    Transactions with Affiliates.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not directly or indirectly, except with respect to wholly-owned subsidiaries of the Company, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, unless such transaction or agreement (a) is approved by a majority of the disinterested directors on the Board of Directors, and (b) is on terms that are no less favorable to the Company than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 4(h) shall not limit, or be applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company if such arrangements are approved by a majority of the Compensation Committee of the Board of Directors; provided further however, that the Compensation Committee of the Board of Directors shall contain at least a majority of disinterested directors; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; or (iii) the Company's entering into the HP Convertible Note, the HP Note Purchase Agreement or the HP Mutual Cooperation Agreement.

          (i)    Liens.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not create, permit to exist or suffer to exist, any Lien (as defined in the Stock Purchase Agreement) upon or with respect to any of its assets or income, other than Permitted Liens (as defined in the Stock Purchase Agreement) and existing liens set forth on Schedule 4.14 to the Stock Purchase Agreement. Without limiting the foregoing, the Company will not in any way hypothecate or create or permit to exist any Lien (as defined in the Stock Purchase Agreement) on or other interest in any of its Intellectual Property (as defined in the Stock Purchase Agreement), and will not, except in the ordinary course of business, sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any substantial part of its Intellectual Property (as defined in the Stock Purchase Agreement); provided, that the Company shall not be prohibited from granting licenses to its Intellectual Property (as defined in the Stock Purchase Agreement) to third parties in the ordinary course of business.

        5.    Shares to be Retired.    Any share of Series E-1 Preferred Stock redeemed, repurchased or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series E-1 Preferred Stock.

        6.    Preemptive Rights.    The holders of Series E-1 Preferred Stock shall not have preemptive rights.

        7.    Call.

          (a)    Call at the Company's Option.    Subject to the other provisions of this Section 7, the Company shall have the right to purchase any or all outstanding shares of Series E-1 Preferred Stock at any time (the "Call"). Any purchase of the Series E-1 Preferred Stock pursuant to this Section 7(a) shall be at a price per share of Series E-1 Preferred Stock equal to (i) three times the Liquidation Value, plus all accrued but unpaid dividends on the Liquidation Value, if a Call Notice (as hereafter defined) is given prior to the expiration of the Series E Initial Funding Period, or (ii) the Liquidation Value, plus all accrued but unpaid dividends thereon, if a Call Notice is given after the expiration of the Series E Initial Funding Period (the sums described above are herein referred to as the "Call Price").

          (b)    Procedures for Call at the Company's Option.    The Company's right to Call the Series E-1 Preferred Stock pursuant to Section 7(a) hereof shall be conditioned upon the Company giving

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  notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series E-1 Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the number of shares covered by the Call, (iii) the Call Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Call Price; (v) that payment will be made upon presentation and surrender of such Series E-1 Preferred Stock; (vi) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (vii) that such Call is mandatory; and (viii) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Company shall be in default in the payment of the Call Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series E-1 Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as holders of the Series E-1 Preferred Stock (except the right to receive from the Company any moneys payable upon exercise of the Call without interest thereon) shall cease. Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Company at the applicable Call Price.

        8.    Definitions.    As used herein, the following terms shall have the respective meanings set forth below:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Series E-1 Preferred Stock and the rights under this Certificate of Designation, the Stock Purchase Agreement, or the Shareholders' Rights Agreement, shall not in and of itself cause a Person to be deemed an "Affiliate" of the Company.

          "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

          "Call" shall have the meaning set forth in Section 7(a).

          "Call Date" shall have the meaning set forth in Section 7(b).

          "Call Notice" shall have the meaning set forth in Section 7(b).

          "Call Price" shall have the meaning set forth in Section 7(a).

          "Capital Stock" means any class of capital stock of the Company authorized by its certificate of incorporation.

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          "Certificate of Designation" shall mean this Certificate of Designation and Determination of Preferences of the Series E-1 Senior Preferred Stock.

          "Common Stock" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any Capital Stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of Capital Stock of the Company.

          "Company" shall mean Displaytech, Inc., a Colorado Corporation, its successors and assigns.

          "Convertible Securities" means evidences of indebtedness, shares of preferred stock, options, warrants or other securities of the Company which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Capital Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Hewlett-Packard" means Hewlett-Packard Company, a Delaware Corporation.

          "HP Convertible Note" means the Amended and Restated Convertible Note of the Company in favor of Hewlett-Packard, dated as of the effective date of this Certificate of Designation, in the original principal amount of $10,000,000.00.

          "HP Mutual Cooperation Agreement" means the Mutual Cooperation Agreement between the Company and Hewlett-Packard, dated as of the effective date of this Certificate of Designation.

          "HP Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 12, 1999, by and between the Company and Hewlett-Packard, as amended by Amendment No. 1 to the Note Purchase Agreement, dated February 19, 1999, and the Second Amendment to the Note Purchase Agreement, dated as of the effective date of this Certificate of Designation.

          "Junior Securities" mean the Common Stock and any other class of Capital Stock or series of preferred stock existing on the date of filing hereof, or hereafter created by the Company, which does not expressly provide that it ranks senior to or pari passu with the Series E-1 Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

          "Liquidation Event" shall have the meaning set forth in Section 3(a).

          "Liquidation Value" shall have the meaning set forth in Section 3(a).

          "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Series E Initial Funding Period" shall mean the period of February 11, 2003 through June 30, 2003, inclusive.

          "Series E -1 Liquidation Preference" shall have the meaning set forth in Section 3(a).

          "Series E -1 Preferred Stock" shall have the meaning set forth in Section 1 hereof.

          "Series E -2 Liquidation Preference" means an amount equal to $100.00 per share of Series E-2 Preferred Stock, plus all accrued but unpaid dividends thereon.

          "Series E -2 Preferred Stock" means the Company's Series E-2 Senior Preferred Stock, par value $.001 per share.

          "Shareholder s' Rights Agreement" means the Series E Shareholders' Rights Agreement, dated as of February 11, 2003, by and among the Company and the Series E Investors (as defined therein).

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          "Stock Incentive Plan" means any stock plan or stock option plan authorized by the Company's Board of Directors prior to the date of filing hereof and/or as permitted by the terms and conditions of the Stock Purchase Agreement.

          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of February 11, 2003, between the Company and the purchasers party thereto, for the purchase and sale of shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock.

          "Stock Restriction Agreements" mean the currently existing stock restriction agreements between the Company and the holders of the Company's Capital Stock named therein, such agreements relating to an aggregate of not more than 500,000 shares of the Company's Capital Stock.

        9.    Notices.    Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Company, to its offices at 2602 Clover Basin Drive, Longmont, CO 80503-7603 Attention: President, or to an agent of the Company designated as permitted by the certificate of incorporation, or, if to any holder of the Series E-1 Preferred Stock, to such holder at the address of such holder of the Series E-1 Preferred Stock as listed in the stock record books of the Company, or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

******

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EXHIBIT A-2

CERTIFICATE OF DESIGNATION
AND DETERMINATION OF PREFERENCES OF
THE SERIES E-2 SENIOR PREFERRED STOCK
OF
DISPLAYTECH, INC.
A COLORADO CORPORATION

        1.    Designation.    Four hundred thousand (400,000) shares of preferred stock are hereby designated Series E-2 Senior Preferred Stock (hereinafter referred to as "Series E-2 Preferred Stock") with the preferences, rights and privileges and the qualifications, restrictions and limitations thereof, specified in this Certificate.

        2.    Dividends.

          (a)    General Dividend Obligations.    The holder of shares of the Series E-2 Preferred Stock shall be entitled to receive from the Company, with respect to each share of Series E-2 Preferred Stock held, a dividend accruing at the nominal rate of fifty (50) percent per annum, compounded monthly (based on a 360-day year of twelve 30-day months) from the date of issue. Such dividend shall accrue in shares of Series E-2 Preferred Stock and shall be payable, either in shares of Series E-2 Preferred Stock or in cash at the option of the Board of Directors of the Company, at such time(s) as the Board of Directors may from time to time determine, subject to the limitation in Section 3(f).

          (b)    Limitation on Dividends, Repurchases and Redemptions.    So long as any shares of Series E-2 Preferred Stock shall be outstanding, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Company purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Junior Securities except as may be required by the Stock Restriction Agreements, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Junior Securities except as may be required by the Stock Restriction Agreements, unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series E-2 Preferred Stock shall have been entitled, pursuant to Section 2(a) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

          (c)    Pro Rata Payments.    In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series E-2 Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series E-2 Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

        3.    Preference on Liquidation.

          (a)    Liquidation Preference for Series E-2 Preferred Stock.    In the event that the Company shall liquidate, dissolve or wind up, whether voluntarily or involuntarily (a "Liquidation Event") no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series E-2 Preferred Stock shall have received, for each share of Series E-2 Preferred Stock held, an amount in cash per share equal to the Liquidation Value, plus all accrued but unpaid dividends thereon (the "Series E-2 Liquidation Preference"). The "Liquidation Value" means $100.00 per share with respect to the Series E-2 Preferred Stock. Upon the receipt by the holders of shares of Series E-2 Preferred Stock of an amount per share equal to the Series E-2 Liquidation-Preference, each share of Series E-2 Preferred Stock shall be void and of no further force or effect and the holders of such shares shall have no further rights with respect thereto.

          (b)    Pro Rata Payments.    If, upon any Liquidation Event, the assets of the Company shall be insufficient to permit the payment in full of the Series E-2 Liquidation Preference for each share of Series E-2 Preferred Stock then outstanding, then the assets of the Company remaining shall be ratably distributed among the holders of Series E-2 Preferred Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c)    Transactions Deemed a Liquidation Event.    The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company or a merger, reorganization, sale of voting control or other transaction in which control of the Company is transferred and in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall he deemed to be a Liquidation Event for purposes of this Section 3; provided that in the event of such a transaction, the Series E-2 Liquidation Preference shall be paid in cash or in the consideration to be received in the transaction, at the option of the Board of Directors of the Company.

          (d)    Notice of Liquidation.    Written notice of any Liquidation Event, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series E-2 Preferred Stock at their respective addresses as shall appear on the records of the Company.

          (e)    Status.    The Series E-2 Preferred Stock shall rank senior in all respects, including the payment on liquidation and redemption, to all equity securities of the Company other than as set forth in the following two sentences with respect to the Series E-1 Preferred Stock (notwithstanding any provisions to the contrary set forth in the certificate of designations of any other class or series of equity securities of the Company or otherwise). If a Liquidation Event occurs (or a binding agreement regarding a Liquidation Event is entered into) prior to (he expiration of the Series E Initial Funding Period, the Series E-2 Liquidation Preference shall rank junior to the Series E-l Liquidation Preference. If a Liquidation Event does not occur (and a binding agreement regarding a Liquidation Event is not entered into) prior to the expiration of the Series E Initial Funding Period, the Series E-2 Liquidation Preference shall be paid on a pari passu basis with the Series E-l Liquidation Preference. Other than as set forth in the foregoing sentences of this Section 3(e), the Series E-1 Preferred Stock and Series E-2 Preferred Stock shall be pari passu in all respects and neither one shall be considered to be a Junior Security to the other.

          (f)    Limitation.    Notwithstanding any provision of this Certificate of Designation to the contrary, while any indebtedness of the Company under the HP Convertible Note is outstanding, no payments, dividends or other distributions in cash, or assets (other than in Capital Stock of the Company as otherwise permitted by the provisions of this Certificate of Designation) shall be made, without the written consent of Hewlett-Packard, on or with respect to the Series E-2 Preferred Stock or any of the Company's other equity securities, including, without limitation, any cash payments arising from the sale or liquidation of the Company.

        4.    Voting.

          (a)    General.    In addition to any voting rights provided in the Company's certificate of incorporation or by-laws, the Series E-2 Preferred Stock shall vote together with the Series E-1 Preferred Stock and the Common Stock as a single class on all actions to be voted on by the stockholders of the Company; provided that the prior written consent of the holders of a majority

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  of outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock (voting together as a single class) shall be required for any action subject to the vote of stockholders of the Company. Each share of Series E-2 Preferred Stock shall entitle the holder thereof to four hundred (400) votes. The holders of Series E-2 Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the certificate of incorporation or by-laws of the Company.

          (b)    No Dilution or Impairment; No Changes in Capital Stock.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, liquidation, sale, lease, pledge or other transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock Purchase Agreement, this Certificate of Designation or the Shareholders' Rights Agreement; provided, however, that the issuance of any of the following will not be considered to violate this Section 4(b): (A) Common Stock issued for consideration amounting to less than $100,000 in any single transaction, provided that the aggregate amount of all such transactions shall not exceed $500,000; (B) Common Stock to be issued upon conversion of the Company's preferred stock or other Convertible Securities; (C) the Company's Series D Convertible Preferred Stock to be issued upon conversion of the HP Convertible Note; (D) except as provided in Section 4(c), Capital Stock to be issued under any Stock Incentive Plan; (E) Capital Stock to be issued to holders of any other Convertible Securities existing as of the date of filing hereof upon conversion of all or any portion of such Convertible Securities; or (F) Series E-1 Preferred Stock and Series E-2 Preferred Stock issued during the Series E Initial Funding Period for total consideration amounting to not more than $2,000,000 to a shareholder of the Company (and/or such shareholder's Affiliates) existing as of the date of filing hereof. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Series E-2 Preferred Stock (as such rights are set forth in the Stock Purchase Agreement, this Certificate of Designations and the Shareholders' Rights Agreement), against any dilution or other impairment. Without limiting the generality of the foregoing, without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and the Series E-2 Preferred Stock combined, the Company, whether by merger, consolidation or otherwise, (i) will not authorize, create or issue any shares or class or series of equity or equity-linked security which is senior to, or pari passu with, the Series E-2 Preferred Stock as to dividend payments or other distributions or amounts payable upon a Liquidation Event or otherwise (except for the issuance of shares of Series E-1 Preferred Stock), (ii) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under the Stock Purchase Agreement, this Certificate of Designation or the Shareholders' Rights Agreement (provided that no written consent of holders of shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock shall be required for file Company to enter into the HP Convertible Note or the HP Note Purchase Agreement), (iii) will not amend its certificate of incorporation or by-laws, by merger, consolidation or otherwise, in any manner which would impair or reduce the rights of the Series E-2 Preferred Stock, including, without limitation, an amendment which would alter or change the rights, privileges or preferences of the holders of the Series E-2 Preferred Stock, (iv) except as provided in Section 7 hereof, will not redeem, repurchase or otherwise acquire any shares of Capital Stock of the Company or any other rights or options to subscribe for or purchase any Capital Stock of the Company or any other Convertible Securities (other than (x) any such securities held by Hewlett-Packard or Cadwalader, Wickersham & Taft or (y) an aggregate amount of such transactions not to exceed $50,000), (v) will not approve any transaction that results in a liquidation (whether actual or deemed) pursuant to Section 3 hereof; (vi) will not

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  approve any recapitalization of the Company's Capital Stock, and (vii) will not authorize, create or issue any shares or class or series of Capital Stock (with the exception of any shares described in clauses (A) through (F) above).

          (c)    Options.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not take any action required by a Stock Incentive Plan to be approved by a vote of the Company's shareholders.

          (d)    Indebtedness.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-l Preferred Stock and Series E-2 Preferred Stock combined, the Company will not (i) have outstanding Indebtedness (as defined in the Stock Purchase Agreement) in excess of $15,000,000 in aggregate principal amount; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness (as defined in the Stock Purchase Agreement) or Capitalized Lease (as defined in the Stock Purchase Agreement), as applicable, which agreement, amendment or modification under clause (ii) restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing under, the Stock Purchase Agreement; provided, however, that no written consent of holders of shares of Series E-1 Preferred Stock and/or Series E-2 Preferred Stock shall be required for the Company to enter into the HP Convertible Note or the HP Note Purchase Agreement.

          (e)    No Change in Business.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not change substantially the character of its business as conducted on the date of filing hereof.

          (f)    Restricted Payments; Investments.    Without the prior written consent of the holders of majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not declare or make or permit to be declared or made any Restricted Payment (as defined in the Stock Purchase Agreement) or any Investment (as defined in the Stock Purchase Agreement).

          (g)    Affiliate Loans and Guaranties.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not incur permit to exist any of the following, except with respect to a wholly-owned subsidiary of the Company: (a) other than as reflected in the HP Convertible Note, any obligation of the Company to repay money borrowed owing to any Affiliate of the Company or any other holder of shares of the Capital Stock of the Company, or (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company and which is an obligation of any Affiliate of the Company or any other holder of shares of the Capital Stock of the Company (excluding, in the case of clause (b), any obligation of the Company which is not owed to an Affiliate of the Company or to an Affiliate or to any other holder of shares of the Capital Stock of the Company). This Section 4(g) shall not apply to (1) any obligations under the Stock Purchase Agreement or with respect to shares of Series E-1 Preferred Stock or Series E-2 Preferred Stock, (2) Investments (as defined in the Stock Purchase Agreement) in the Company or (3) Indebtedness (as defined in the Stock Purchase Agreement) identified on Schedule 4.19 to the Stock Purchase Agreement.

          (h)    Transactions with Affiliates.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not directly or indirectly, except with respect to wholly-owned subsidiaries of the Company, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of

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  any service) with any Affiliate of the Company, unless such transaction or agreement (a) is approved by a majority of the disinterested directors on the Board of Directors, and (b) is on terms that are no less favorable to the Company than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; provided, however, that this Section 4(h) shall not limit, or be applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company if such arrangements are approved by a majority of the Compensation Committee of the Board of Directors; provided further however, that the Compensation Committee of the Board of Directors shall contain at least a majority of disinterested directors; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; or (iii) the Company's entering into the HP Convertible Note, the HP Note Purchase Agreement or the HP Mutual Cooperation Agreement.

          (i)    Liens.    Without the prior written consent of the holders of a majority of the total outstanding shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock combined, the Company will not create, permit to exist or suffer to exist, any Lien (as defined in the Stock Purchase Agreement) upon or with respect to any of its assets or income, other than Permitted Liens (as defined in the Stock Purchase Agreement) and existing liens set forth on Schedule 4.14 to the Stock Purchase Agreement. Without limiting the foregoing, the Company will not in any way hypothecate or create or permit to exist any Lien (as defined in the Stock Purchase Agreement) on or other interest in any of its Intellectual Property (as defined in the Stock Purchase Agreement), and will not, except in the ordinary course of business, sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any substantial part of its Intellectual Property (as defined in the Stock Purchase Agreement); provided, that the Company shall not be prohibited from granting licenses to its Intellectual Property (as defined in the Stock Purchase Agreement) to third parties in the ordinary course of business.

        5.    Shares to be Retired.    Any share of Series E-2 Preferred Stock redeemed, repurchased or otherwise acquired by the Company shall be retired and cancelled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series E-2 Preferred Stock.

        6.    Preemptive Rights.    The holders of Series E-2 Preferred Stock shall not have preemptive rights.

        7.    Call.

          (a)    Call at the Company's Option.    Subject to the other provisions of this Section 7, the Company shall have the right to purchase any or all outstanding shares of Series E-2 Preferred Stock at any time (the "Call"). Any purchase of the Series E-2 Preferred Stock pursuant to this Section 7(a) shall be at a price per share of Series E-2 Preferred Stock equal to the Liquidation Value, plus all accrued but unpaid dividends thereon (the "Call Price").

          (b)    Procedures for Call at the Company's Option.    The Company's right to Call the Series E-2 Preferred Stock pursuant to Section 7(a) hereof shall be conditioned upon the Company giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series E-2 Preferred Stock not less than twenty five (25) days prior to the date of the exercise of the Call (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the number of shares covered by the Call, (iii) the Call Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Call Price; (v) that payment will be made upon presentation and surrender of such Series E-2 Preferred Stock; (vi) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (vii) that such Call is mandatory; and (viii) that dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date,

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  unless the Company shall be in default in the payment of the Call Price (including any accrued and unpaid dividends to (and including) the Call Date), (A) dividends on the shares of the Series E-2 Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and (C) all rights of the holders thereof as holders of the Series E-2 Preferred Stock (except the right to receive from the Company any moneys payable upon exercise of the Call without interest thereon) shall cease. Upon surrender in accordance with the Call Notice of the certificates for any such shares so purchased (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be purchased by the Company at the applicable Call Price.

        8.    Definitions.    As used herein, the following terms shall have the respective meanings set forth below:

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof; and (iii) any other Person, which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Series E-2 Preferred Stock and the rights under this Certificate of Designation, the Stock Purchase Agreement, or the Shareholders' Rights Agreement, shall not in and of itself cause a Person to be deemed an "Affiliate" of the Company.

          "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

          "Call" shall have the meaning set forth in Section 7(a).

          "Call Date" shall have the meaning set forth in Section 7(b).

          "Call Notice" shall have the meaning set forth in Section 7(b).

          "Call Price" shall have the meaning set forth in Section 7(a).

          "Capital Stock" means any class of capital stock of the Company authorized by its certificate of incorporation.

          "Certificate of Designation" shall mean this Certificate of Designation and Determination of Preferences of the Series E-2 Senior Preferred Stock.

          "Common Stock" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any Capital Stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of Capital Stock of the Company.

          "Company" shall mean Displaytech, Inc., a Colorado corporation, its successors and assigns.

          "Convertible Securities" means evidences of indebtedness, shares of preferred stock, options, warrants or other securities of the Company which are convertible into or exchangeable for, with

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  or without payment of additional consideration in cash or property, Capital Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Hewlett-Packard" means Hewlett-Packard Company, a Delaware Corporation.

          "HP Convertible Note" means the Amended and Restated Convertible Note of the Company in favor of Hewlett-Packard, dated as of the effective date of this Certificate of Designation, in the original principal amount of $10,000,000.00.

          "HP Mutual Cooperation Agreement" means the Mutual Cooperation Agreement between the Company and Hewlett-Packard, dated as of the effective date of this Certificate of Designation.

          "HP Note Purchase Agreement" means the Note Purchase Agreement, dated as of February 12, 1999, by and between the Company and Hewlett-Packard, as amended by Amendment No. 1 to the Note Purchase Agreement, dated February 19, 1999, and the Second Amendment to the Note Purchase Agreement, dated as of the effective date of this Certificate of Designation.

          "Junior Securities" mean the Common Stock and any other class of Capital Stock or series of preferred stock existing on the date of filing hereof, or hereafter created by the Company, which does not expressly provide that it ranks senior to or pari passu with the Series E-2 Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

          "Liquidation Event" shall have the meaning set forth in Section 3(a).

          "Liquidation Value" shall have the meaning set forth in Section 3(a).

          "Person" or "person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Series E Initial Funding Period" shall mean the period of February 11, 2003 through June 30, 2003, inclusive.

          "Series E -1 Liquidation Preference" means an amount per share equal to (i) three times the Liquidation Value of Series E-l Preferred Stock, plus all accrued but unpaid dividends on the Liquidation Value of Series E-1 Preferred Stock, if a Liquidation Event occurs (or a binding agreement regarding a Liquidation Event is entered into) prior to the expiration of the Series E Initial Funding Period, or (ii) the Liquidation Value of Series E-1 Preferred Stock, plus all accrued but unpaid dividends thereon, if a Liquidation Event does not occur (and a binding agreement regarding a Liquidation Event is not entered into) prior to the expiration of the Series E Initial Funding Period.

          "Series E -1 Preferred Stock" means the Company's Series E-l Senior Preferred Stock, par value $.001 per share.

          "Series E -2 Liquidation Preference" shall have the meaning set forth in Section 3 (a).

          "Series E -2 Preferred Stock" shall have the meaning set forth in Section 1 hereof.

          "Shareholders' Rights Agreement" means the Series E Shareholders' Rights Agreement, dated as of February 11, 2003, by and among the Company and the Series E Investors (as defined therein).

          "Stock Incentive Plan" means any stock plan or stock option plan authorized by the Company's Board of Directors prior to the date of filing hereof and/or as permitted by the terms and conditions of the Stock Purchase Agreement.

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          "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of February 11, 2003, between the Company and the purchasers party thereto, for the purchase and sale of shares of Series E-1 Preferred Stock and Series E-2 Preferred Stock.

          "Stock Restriction Agreements" mean the currently existing stock restriction agreements between the Company and the holders of the Company's Capital Stock named therein, such agreements relating to an aggregate of not more than 500,000 shares of the Company's Capital Stock.

        9.    Notices.    Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of (x) receipt of such notice, (y) three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Company, to its offices at 2602 Clover Basin Drive, Longmont, CO 80503-7603 Attention: President, or to an agent of the Company designated as permitted by the certificate of incorporation, or, if to any holder of the Series E-2 Preferred Stock, to such holder at the address of such holder of the Series E-2 Preferred Stock as listed in the stock record books of the Company, or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.

******

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EXHIBIT B

CONFIDENTIALITY AGREEMENT

February     , 2003

Ladies and Gentlemen:

        We understand that you are considering a possible negotiated financing transaction (the "Transaction") with Displaytech, Inc., (the "Company"), a Colorado corporation, pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") and the other documents and agreements referenced therein or contemplated in connection therewith, and the schedules and attachments thereto, dated February 11, 2003, (collectively, with the Stock Purchase Agreement, the "Purchase Documents"). In connection with your consideration of the Transaction, if executed, the Stock Purchase Agreement and pursuant to the Purchase Documents, we, or others acting on our behalf may furnish to you, either orally, in writing, or by inspection, certain non-public information, material and documents (collectively, "Proprietary Information") regarding the Company and its business, assets, financial condition, operations and prospects, which may be helpful in evaluating the Transaction, or which may be required in accordance with the provisions of the Purchase Documents. With respect to such Proprietary Information, we hereby agree as follows:

          1.     All Proprietary Information heretofore or hereafter furnished to you by us, or on our behalf shall be deemed confidential and shall be kept in confidence under appropriate safeguards. The term Proprietary Information, as used herein, does not include any information which (i) was lawfully in your possession prior to any disclosure by us, (ii) is generally available to the public other than as a result of disclosure by you, your employees, your agents, your representatives or others acting on your behalf, or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its representatives provided that the source of such information was not bound by a confidentiality agreement with us in respect thereof.

          2.     It is agreed you will not, without our prior written consent: (i) disclose or reveal any Proprietary Information to any persons, firms, or entities except to a limited group of your directors, officers, employees, attorneys, or professional advisors who are participating in the evaluation of the Transaction (collectively, your "Representatives"), each of whom shall be informed by you of the confidential nature of the Proprietary Information and the existence of this letter agreement; nor, (ii) use the Proprietary Information in any way detrimental to us or for any purpose other than in connection with the Transaction. It is agreed that you will be responsible for any disclosure of the Proprietary Information by your Representatives other than pursuant to the terms and subject to the conditions of this letter agreement.

          3.     You are aware, and will advise your Representatives who are informed as to the matters which are subject to this letter agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter agreement from purchasing or selling securities of such issuer or from communicating such information to any other person, under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Furthermore, upon our written request, you will promptly return to us all copies of the Proprietary Information and deliver to us or destroy all notes, correspondence, documents or other records based thereon which are then in your possession.

          4.     It is agreed that any written or tangible material containing or reflecting any of our Proprietary Information which you prepare will be considered Proprietary Information and will be held in confidence by you.

          5.     Notwithstanding any provision of this letter agreement to the contrary, in the event that you are requested or required by operation of law, whether in a judicial, administrative or governmental proceeding or otherwise to disclose any Proprietary Information, you agree to provide us with prompt notice of such request and the related proceedings so that we may seek an appropriate protective order or waive your compliance with the confidentiality provisions of this letter agreement. If, as a result of any such request or requirements, you are, in the written opinion of your counsel, compelled to disclose Proprietary Information to any tribunal or else stand liable for contempt or other censure or penalty, you may disclose such Proprietary Information to such tribunal without liability hereunder provided that you comply with the notice provisions of this Section 5.

          6.     Except as may be specifically provided hereafter or in the Stock Purchase Agreement, we shall not be deemed to make or have made any representation or warranty, express or implied, as to the accuracy or completeness of any Proprietary Information which we furnish to you, and we shall have no liability to you or any of your Representatives resulting from the use of any Proprietary Information by you or your Representatives.

          7.     The provisions of this letter agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

          8.     This letter agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          9.     This letter agreement may be waived, amended or modified only by an instrument in writing signed by the party against which such waiver, amendment of modification is sought to be enforced, and such written instrument shall set forth specifically the provisions of this letter agreement that are to be so waived, amended or modified.

          10.   It is agreed that prior to you or any subsequent Transferees, as defined in the Stock Purchase Agreement, transferring any shares purchased under the Stock Purchase Agreement, the Company shall have received the signed written agreement of any such Transferees agreeing to be bound by this letter agreement

          11.   This letter agreement shall be governed by, and construed in accordance with the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          12.   This letter agreement shall terminate two (2) years after the date upon which the Company's disclosure obligations under the Purchase Documents shall have terminated.

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        Please indicate your agreement with the foregoing by executing (in the space below) this letter agreement between us as of the date first above written.

Sincerely,

George E. Clough
Vice President, General Counsel & Secretary

AGREED TO AND ACCEPTED:
INTERWEST CAPITAL, INC.
By:
Name:	Wm. C. Glynn
Title:	President
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, LP., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	Robert L. Burr, member
FLEMING US DISCOVERY OFFSHORE FUND III, LP.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	Robert L. Burr, member

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EXHIBIT C

AMENDMENT NO. 2 TO THE SHAREHOLDERS' RIGHTS AGREEMENT

[Separately filed as Exhibit 10.8.2 to this registration statement.]

EXHIBIT D

DISPLAYTECH, INC.

SERIES E SHAREHOLDERS' RIGHTS AGREEMENT

        This Series E Shareholders' Rights Agreement (the "Agreement") is made as of February     , 2003, by and among Displaytech, Inc., a Colorado corporation (the "Company"), and the persons and entities listed as Series E Investors on the signature pages hereto (the "Series E Investors").

        WHEREAS, the Company and the Series E Investors have entered into that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, pursuant to which the Series E Investors have purchased shares of the Company's Series E-l Senior Preferred Stock and/or Series E-2 Senior Preferred Stock (collectively, the "Series E Stock"); and

        WHEREAS, the Company and the Series E Investors have agreed that, as a condition precedent to the closing of the transactions contemplated by the Purchase Agreement, they would enter into this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Series E Investors, severally and not jointly, hereby agrees as follows:

1.    Definitions.    For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Board" means the Board of Directors of the Company.

          "Common Stock" means the shares of common stock of the Company then outstanding and the shares of common stock of the Company at the time issuable upon exercise or conversion of outstanding options, warrants, and convertible securities of the Company.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "DBCP" means DB Capital Partners, SBIC, L.P.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

          "Fleming Investors" means Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P., collectively.

          "InterWest" means InterWest Capital, Inc.

          "Kingdon Investors" means Kingdon Associates, L.P., Kingdon Partners, L.P. and M. Kingdon Offshore NV, collectively.

          "Offering Holder" has the meaning set forth in Section 3.2(a) hereof.

          "Other Investors" has the meaning set forth in Section 3.2(a) hereof.

          "Permitted Transfer" has the meaning set forth in Section 3.1 hereof.

          "Permitted Transferee" has the meaning set forth in Section 3.1 hereof.

          "Person" means an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

          "Purchase Agreement" has the meaning set forth in the recitals of this Agreement.

          "Right of First Refusal Notice" has the meaning set forth in Section 3.2(a) hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

          "Series E Investors" has the meaning set forth in the preamble to this Agreement.

          "Series E Stock" has the meaning set forth in the recitals of this Agreement.

          "Tag-Along Notice" has the meaning set forth in Section 3.3(b) hereof.

          "Transfer" means any direct or indirect disposition of an interest whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, any other disposition of any kind and in any manner, by operation of law or otherwise, or any other transfer or agreement which would result in a change in the percentage of the Company's capital stock beneficially owned by a shareholder or a beneficial owner of the Company.

          "Transfer Offer" has the meaning set forth in Section 3.2(a) hereof.

          "Transfer Stock" has the meaning set forth in Section 3.2(a) hereof.

2.    Corporate Governance.

        2.1.    Board of Directors.

        (a)   Notwithstanding anything in this Agreement to the contrary, the effective date of the provisions of this Section 2.1 is July 1, 2003.

        (b)   The Series E Investors shall at all times vote their shares of Series E Stock so that the Bylaws of the Company provide that the Board shall consist of not less than three (3) and no more than fourteen (14) directors, the exact number of which shall be fixed from time to time within such limits by resolution of the Board.

        (c)   The Series E Investors agree to vote their shares of Series E Stock for the election to the Board of (i) two designees of the Fleming Investors, (ii) two designees of InterWest, (iii) two designees of each other Series E Investor that purchased at least $2,000,000 of Series E Stock on or prior to June 30, 2003, and (iv) one designee of each other Series E Investor that purchased at least $1,000,000 (but less than $2,000,000) of Series E Stock on or prior to June 30, 2003.

        (d)   The obligations set forth herein with respect to the election of directors apply each time the shareholders of the Company meet, or act by written consent in lieu of meeting, for the purpose of electing directors.

        (e)   The Series E Investors agree to approve and continue to support a resolution adopted by the Board authorizing the formation of (i) a Compensation Committee, consisting of one director designated by each of the Fleming Investors, InterWest and each Series E Investor described in Sections 2.1(c)(iii) and 2.1(c)(iv), and (ii) an Audit Committee, consisting of one director designated by

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each of the Fleming Investors, InterWest and each Series E Investor described in Sections 2.1(c)(iii) and 2.1(c)(iv).

        (f)    The Company agrees that at all times during which the Series E Investors are required to vote their shares of Series E Stock to elect the Series E Investors' designees to the Board in accordance with the terms of this Agreement, the Company shall cause (i) the appropriate Series E Investor designees so elected to be appointed to such Compensation Committee, which committee shall have, among other powers, exclusive authority to grant stock options/restricted stock to employees, officers and directors of, and consultants to, the Company at all times on and after July l, 2003, and (ii) the appropriate Series E Investor designees so elected to be appointed to the Audit Committee.

        (g)   The Series E Investors shall be allowed, from time to time, to change their respective designees to the Board, in which case the Series E Investors agree to vote their shares of Series E Stock for the removal of such Series E Investors' existing designees on the Board and for the election of the person that such Series E Investors then designate in his place. The parties acknowledge that the shareholders of the Company may remove any individual elected to the Board in accordance with the applicable provisions of the Company's Bylaws and the Colorado Business Corporation Act. Notwithstanding the foregoing, each Series E Investor agrees not to vote his shares of Series E Stock for the removal of any individual elected to the Board in accordance with this Section 2.1 unless such individual (i) engages in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Company, as determined by a majority of the disinterested members of the Board, (ii) competes with the Company or performs services for any other person, firm or corporation who competes with the Company (provided that merely owning stock or other equity in a competing firm or corporation, without performing services for its board of directors, or as an officer, executive, employee or consultant, shall not be deemed a breach of this restriction), or (iii) breaches his fiduciary duty to the Company, as determined by a majority of the disinterested members of the Board. The Series E Investors shall not be obligated to vote their shares of Series E Stock for the election of any individual who has been removed from the Board in accordance with this Section 2.1(g). If the designee of any Series E Investor has been removed from the Board in accordance with this Section 2.1(g), the Series E Investor whose designee has been removed shall have the right to designate a different individual for election to the Board and the Series E Investors agree to vote their shares of Series E Stock to elect such new designee to the Board in accordance with Sections 2.1(c), (d) and (e).

        2.2.    Transferees.    The provisions of this Section 2 shall be binding upon the successors-in-interest to any of the Series E Stock held by the Series E Investors.

3.    Transfer Restrictions.

        3.1    General.    Each Series E Investor agrees not to Transfer any shares of Series E Stock, unless such Transfer is made in compliance with Sections 3.2 and 3.3; provided, that no such consent shall be required at any time (but written notice to the other Series E Investors shall be required) in connection with a Transfer of shares of Series E Stock by a Series E Investor to its Affiliate (each such permitted transfer as described in this Section 3.1, a "Permitted Transfer" and each such transferee, a "Permitted Transferee"). The Company shall not permit the transfer of any of the Series E Stock on its books or issue a new certificate representing any of the Series E Stock (other than in connection with a public offering pursuant to a registration statement under the Securities Act) unless and until the person to whom such security is to be transferred shall have executed a joinder agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all of the provisions hereof as if such person were a Series E Investor. No Transfer of Series E Stock in violation of this Agreement shall be made or recorded on the books of the Company.

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        3.2    Right of First Refusal.

        (a)   Except as otherwise provided in Section 3.1, if a Series E Investor or Permitted Transferee thereof (the "Offering Holder"), at any time or from time to time, receives a bona fide offer which such Offering Holder wishes to accept (a "Transfer Offer") from any third party (the "Offeror") for the Transfer of shares of the Series E Stock (the "Transfer Stock") then owned by such Offering Holder, the Offering Holder shall (a) cause the Transfer Offer to be reduced to a written certification specifying the price, payment terms and other material terms and conditions of such Transfer Offer and (b) promptly (and in no event less than sixty (60) days prior to the consummation of the proposed sale pursuant to the Transfer Offer) provide written notice (the "Right of First Refusal Notice") of such Transfer Offer to the other Series E Investors (the "Other Investors"). The Right of First Refusal Notice shall contain an irrevocable offer to sell the Transfer Stock to the Other Investors at the same price and upon substantially the same terms and conditions as the terms and conditions contained in the Transfer Offer and shall be accompanied by a true and correct copy of the Transfer Offer and written certification (which collectively shall identify the Offeror, the Transfer Stock, the price contained in the Transfer Offer and all the other terms and conditions of the Transfer Offer).

        (b)   Each of the Other Investors shall have the right and option, within thirty (30) days after its receipt of the Right of First Refusal Notice, to accept irrevocably such offer as to its pro rata portion of the Transfer Stock (measured on the basis of a fraction, the numerator of which is the number of shares of Series E Stock held by such Other Investor, and the denominator of which is the number of shares of Series E Stock held by all Other Investors who wish to purchase Transfer Stock). Each of the Other Investors that desires to exercise such option shall provide the Offering Holder with written notice (specifying the maximum number of shares of the Transfer Stock as to which it as willing to accept the offer) within such 30-day period. If any Other Investor wishes to purchase less than all the shares of Transfer Stock which it is entitled to purchase in accordance with the preceding sentence, then the shares of Transfer Stock that such Other Investors decline to purchase shall be allocated among the Other Investors who wish to purchase such shares according to the same formula set forth above, mutatis mutandis. Any purchase pursuant to this Section 3.2(b) shall close at the executive offices of the Company, unless otherwise agreed to by the Offering Holder and the Other Investors, no later than the thirtieth (30th) day following the Offering Holder's receipt of the last written acceptance from the Other Investors.

        (c)   If at the end of the 30-day period following the giving of the Right of First Refusal Notice, (i) the Other Investors collectively shall not have accepted the offer as to all the shares of Transfer Stock covered thereby or (ii) any Other Investor shall have failed to exercise its tag-along rights pursuant to Section 3.3, then the Offering Holder shall have thirty (30) days in which to sell the Transfer Stock to the Offeror, at a price not less than that contained in the Right of First Refusal Notice and on terms and conditions not more favorable to the Offeror than were contained in the Right of first Refusal Notice; provided that the Other Investors shall have the right to review and copy all agreements and instruments evidencing such sale to the Offeror and all other documents related thereto. If such a sale is not made to the Offeror within such 30-day period, then no such sale may be made without first providing a Right of First Refusal Notice to the Other Investor.

        (d)   At the closing of any purchase of Transfer Stock pursuant to this Section 3.2, the Offering Holder shall deliver certificates representing such Transfer Stock duly endorsed for transfer, and accompanied by all requisite stock transfer forms, and the Series E Investors shall cause the Company to register such transfer in the Company's Stockholders' Registry Book. Any Transfer Stock purchased pursuant to this Section 3.2 shall be free and clear of any and all liens, claims, options, charges, encumbrances, voting trusts, irrevocable proxies or other rights of any kind or nature (other than those arising under this Agreement or the Company's Articles of Incorporation) and at the closing of the purchase the Offering Holder shall represent and warrant to such effect. At such closing, the Other

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Investor or Offeror and the Offering Holder shall execute such additional documents as are otherwise reasonably necessary or appropriate, consistent with the terms hereof.

        3.3.    "Tag-Along" Rights.

        (a)   Notwithstanding anything in this Section 3 to the contrary, within the 30-day period described in Section 3.2(b), each Other Investor shall have the right, but not the obligation (in lieu of exercising its right of purchase described in Section 3.2(b)), to elect that the Offering Holder be obligated to require, as a condition to its proposed Transfer, that the Offeror purchase from such Other Investor up to the number of shares of Series E Stock derived by multiplying the total number of shares of Series E Stock owned by each such Other Investor by a fraction, the numerator of which is equal to the number of such shares then owned by such Offering Holder that are to be purchased by the Offeror and the denominator of which is the total number of such shares owned prior to such sale by such Offering Holder and such Other Investors who elect to participate in such sale. Any such sales by such Other Investors shall be at the same price per share of Series E Stock, and on the same terms and conditions, as the proposed Transfer by the Offering Holder. Each such Other Investor shall be required to bear a proportionate share of the expenses of the transaction, including, without limitation, legal, accounting and investment banking fees and expenses.

        (b)   If an Other Investor desires to participate in a sale pursuant to Section 3.3(a), it shall provide written notice (the "Tag-Along Notice") to the Offering Holder prior to the expiration of the 30-day period described in Section 3.2(b), setting forth the number of shares of Series E Stock such Other Investor elects to include in such sale. The Tag-Along Notice given by such Other Investor shall constitute such Other Investor's binding agreement to sell such shares of Series E Stock as are included therein on the terms and conditions applicable to such sale.

4.    Miscellaneous.

        4.1.    Entire Agreement; Amendment.    This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. This Agreement may be amended (and the observance of any term hereof may be waived) only with the written consent of (i) the Company and (ii) holders of a majority of the outstanding shares of Series E Stock; provided, however, that (A) no term of this Agreement regarding the consent or approval of Series E Investors (or Series E Investors' designees on the Board) may be amended, or the observance thereof waived, in a manner that adversely affects any Series E Investor (or Series E Investor's designee), unless (in addition to the other requirements of this Section 4.1) each Series E Investor adversely affected thereby consents thereto and (B) any such amendment or waiver shall be effective and binding upon the Series E Investors and their assignees only if the effect thereof will be that all Series E Investors and their assignees will be treated equally thereby.

        4.2.    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within Colorado.

        4.3.    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        4.4.    Notices.    Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by facsimile) or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid or by recognized overnight mail courier, as applicable, and addressed to

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the party to be notified (a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

        4.5    Severability.    Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof by any party, whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        4.6.    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        4.7.    Specific Performance.    The parties acknowledge that any breach or violation of the agreements contained in this Agreement would be likely to be highly injurious to the non-breaching parties. Accordingly, the parties acknowledge and agree that, in addition to any other remedies which may be available, the non-breaching parties shall be entitled to enforcement of the rights granted herein by a decree of specific performance entered by a court of competent jurisdiction.

        4.8.    Attorney's Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

        4.9.    Counterparts; Facsimile Signatures.    This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

        4.10.    Controlling Agreement.    The terms and conditions of this Agreement supercede those of any prior agreement relating to the subject matter herein. This Agreement and any other agreements referenced herein represent the full and complete understanding among the Company and the Series E Investors relating to the subject matter herein, and any provisions to the contrary contained in any prior agreement are hereby deemed and declared to be null, void and of no force or effect.

[remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

COMPANY:
DISPLAYTECH, INC.
By:
Name:	Richard Barton
Title:	Chief Executive Officer
Address:	2602 Clover Basin Drive Longmont, Colorado 80503
SERIES E INVESTORS:
INTERWEST CAPITAL, INC.
By:
Name:	William C. Glynn
Title:	President
Address:	555 South Cole Road Boise, Idaho 83709
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:
Robert L. Burr, member
Address:	1221 Avenue of the Americas 40th Floor New York, New York 10020
FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:
Robert L. Burr, member
Address:	1221 Avenue of the Americas 40th Floor New York, New York 10020

7

EXHIBIT E

[LETTERHEAD]

February 11, 2003

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas, 40th Floor
New York, New York 10020

InterWest Capital, Inc.
P.O. Box 7608
555 S. Cole Road
Boise, Idaho 83707

Re:
Displaytech, Inc.
Series E-1 Senior Preferred Stock
Stock Purchase Agreement

Ladies and Gentlemen:

        We have acted as counsel to Displaytech, Inc., a Colorado corporation (the "Company"), in connection with the Stock Purchase Agreement dated as of February 11, 2003 (the "Purchase Agreement") among the Company and Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P. and InterWest Capital, Inc (collectively, the "Purchasers") relating to the issuance and sale by the Company of 40,096 shares of the Company's Series E-1 Senior Preferred Stock (the "Series E-1 Shares"). We are rendering this opinion letter to you at the request of the Company pursuant to Section 10.11 of the Purchase Agreement. Capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

A.    Documents and Matters Examined

        In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied on certificates and other statements of officers and other representatives of the Company and on those certificates of public officials we considered appropriate. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and records of the Company (the "Documents"):

          1.     The Purchase Agreement, including the Exhibits and Schedules attached thereto;

          2.     Series E Shareholders' Rights Agreement dated as of February 11, 2003 (the "Series E Shareholders' Agreement");

          3.     Amendment Number 2 to the Shareholders' Rights Agreement dated as of February 11, 2003 (the "Amended Shareholders' Agreement");

          4.     Certificate of Designation and Determination of Preferences of the Series E-1 Senior Preferred Stock, Certificate of Designation and Determination of Preferences of the Series E-2 Senior Preferred Stock, Certificate of Designation and Determination of Preferences of the Series E-B Convertible Preferred Stock, Certificate of Designation and Determination of Preferences of the Series E-D Convertible Preferred Stock, Amended and Restated Certificate of Designation and Determination of Preferences of the Series B Convertible Preferred Stock, and Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock (collectively, the "Certificates of Designation");

          5.     Agreement of Tender, Exchange and Transmittal of Series B Stock dated as of February 11, 2003 and Agreement of Tender, Exchange and Transmittal of Series D Stock dated as of February 11, 2003 (together, the "Exchange Agreements" and, collectively with the Purchase

  Agreement, the Series E Shareholders' Agreement, the Amended Shareholders' Agreement and the Certificates of Designation, the "Transaction Documents");

          6.     Articles of Incorporation for the Company, as filed on December 14, 1984, as amended on August 21, 1987, February 17, 1999, January 7, 2000, December 18, 2000, July 30, 2001 and September 27, 2001, and as corrected on January 7, 2000 and August 14, 2001 (as amended and corrected, the "Articles");

          7.     Restated Bylaws of the Company dated June 20, 2000 (the "Bylaws"); and

          8.     Minutes, certificates or other records of certain meetings and actions taken by the Board of Directors of the Company as of January 27, 2003 and as of February 11, 2003, and by the shareholders of the Company as of January 27, 2003, in connection with the authorization of the Purchase Agreement and the transactions contemplated thereby.

        References in this letter to "Applicable Laws" shall mean those laws, rules and regulations of the State of Colorado and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. References in this letter to the term "Governmental Approval" shall mean any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (as defined in the Purchase Agreement) pursuant to Applicable Laws. References in this letter to the term "Exchange Shares" shall mean 141,017 shares of the Company's Series E-B Convertible Preferred Stock and 153,935 shares of Series E-D Convertible Preferred Stock to be issued to Purchasers pursuant to the Exchange Agreements. References in this letter to the term "Designees' Shares" shall mean 73,621 shares of the Company's Series E-B Convertible Preferred Stock and 21,850 shares of the Company's Series E-D Convertible Preferred Stock to be issued to Purchasers' designees pursuant to the Exchange Agreements.

B.    Assumptions

        For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions:

          1.     The Certificates of Designation have been accepted for filing by the Secretary of State of the State of Colorado.

          2.     The Purchasers have satisfied those legal requirements applicable to them that are necessary to make the Transaction Documents and all other documents or certificates signed by them in connection with the Purchase Agreement enforceable against them in accordance with their terms. Underlying this assumption is each of the following assumptions:

            (a)   Each Purchaser has legal existence;

            (b)   The purchase of Series E-l Shares by each Purchaser and the execution, delivery and performance of the respective Transaction Documents and all other documents or certificates relating to each such Purchaser have been duly authorized by all necessary corporate or other action on the part of each such Purchaser and are valid as to, binding upon and enforceable against, each such Purchaser; and

            (c)   Persons acting on behalf of the Purchasers, including their officers, agents and fiduciaries, were duly authorized to act in such capacity.

          3.     Each document submitted to us for review is accurate and complete.

          4.     The parties to whom this opinion letter is directed, and any agents acting for them in connection with the transactions described herein, have acted in good faith and without notice of

2

  any fact or circumstance which would cause the factual assumptions stated herein to be inaccurate in any way.

          5.     The restrictions on any future transfers of the Series E-l Shares, as set forth in the Transaction Documents, including but not limited to Section 6 of the Purchase Agreement, will be enforced in accordance with their terms.

          6.     All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law examined by us, are generally available (in terms of access and distribution of such authorities following publication or other release) to lawyers practicing in Colorado, and are in a format that makes legal research reasonably feasible.

          7.     The constitutionality or validity of any relevant statute, rule, regulation or governmental agency action is not in issue.

          8.     The Company and all Purchasers will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents.

          9.     The representations and warranties made by the Company and each Purchaser in the Transaction Documents to which they are a party are true and correct.

          10.   There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with the negotiation, authorization or execution of the Transaction Documents.

          11.   The conduct of the Company and the Purchasers has complied with any requirement of good faith, fair dealing and conscionability.

          12.   There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents.

          13.   Purchasers would not have entered into or consummated the transactions contemplated by the Purchase Agreement unless such transactions included the right to designate other persons who would have the right to exchange their shares of the Company's Series B Convertible Preferred Stock for shares of Series E-B Convertible Preferred Stock and shares of the Company's Series D Convertible Preferred Stock for shares of Series E-D Convertible Preferred Stock pursuant to the Exchange Agreements (the "Designees' Exchange Right").

          14.   The Board of Directors of the Company has determined that the Designees' Exchange Right is an intangible benefit to the Company and that the consideration to be received for the Designees' Shares is adequate.

        Whenever a statement herein is qualified by the phrase "to our knowledge," or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that in the course of our representation of the Company in connection with the transactions described above no information has come to the attention of John E. Moye, James T. Burghardt, Sheri K. Visani or David C. Roos, the only attorneys of this firm who are currently working on matters for the Company. We have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

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C.    Opinion

        Based upon the foregoing examinations and assumptions and subject to the qualifications stated below, we are of the opinion that:

          1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents.

          2.     The Transaction Documents have been duly authorized, executed and delivered by the Company.

          3.     The Transaction Documents and the terms and provisions of the Series E-l Shares and the Exchange Shares constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, and other laws related to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) the enforcement of rights with respect to indemnification and contribution obligations and (b) provisions (i) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to setoff or (ii) relating to choice of law, submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

          4.     The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder do not (a) result in a violation of any provision of the Articles or Bylaws or any Applicable Laws applicable to the Company or (b) require any Governmental Approval to be obtained on the part of the Company, except those that may be required under state securities or blue sky laws, and such other approvals that have been obtained, and to our knowledge are in effect.

          5.     Upon the filing of the Certificate of Designation and Determination of Preferences of the Series E-1 Senior Preferred Stock, the Certificate of Designation and Determination of Preferences of the Series E-B Convertible Preferred Stock and the Certificate of Designation and Determination of Preferences of the Series E-D Convertible Preferred Stock with the Colorado Secretary of State, the Series E-l Shares, the Exchange Shares and the Designees' Shares will be duly authorized and, upon delivery thereof and payment therefor in accordance with all terms and conditions of the Transaction Documents, the Series E-1 Shares, the Exchange Shares and the Designees' Shares will be validly issued, fully paid and non-assessable.

          6.     When the Series E-l Shares and the Exchange Shares are issued in accordance with the Transaction Documents, such shares will be free of preemptive or similar rights contained in the Documents.

          7.     To our knowledge, there is no legal or governmental action, suit or proceeding pending or threatened against the Company in law, equity or otherwise before any court, administrative agency or arbitrator (a) asserting the invalidity of the Transaction Documents, (b) seeking to prevent the consummation of any of the transactions provided for in the Transaction Documents, (c) which would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability (with respect to the Company) of, the Transaction Documents or (d) which would result in a material adverse change in the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company. For purposes of the opinion set forth in this paragraph, we have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or Governmental Authority has communicated in writing to the

4

  Company a present intention to initiate such actions, investigations or proceedings against the Company.

          8.     Assuming the accuracy of all representations and warranties made by the Company and the Purchasers in the Transaction Documents and compliance with the terms and provisions of Transaction Documents, it is not necessary in connection with the offer and sale of the Series E-1 Shares to the Purchasers in the manner contemplated by the Purchase Agreement, the issuance of the Exchange Shares to the Purchasers in the manner contemplated by the Exchange Agreements or the issuance of the Designees' Shares to Purchasers' designees in the manner contemplated by the Exchange Agreements to register the Series E-l Shares, the Exchange Shares or the Designees' Shares under the Securities Act of 1933, as amended (the "Act").

D.    Qualifications

        The opinion set forth herein is subject to the following qualifications:

          1.     Our opinion in paragraph 3 above is based on and limited to our review of the Documents. We express no opinion with respect to the existence of any other agreements, documents or arrangements that may conflict with, or limit the validity or enforceability of, the Transaction Documents.

          2.     Our opinion in paragraph 8 above relates only to registration of securities pursuant to section 5 of the Act, and we express no opinion as to (i) compliance with federal or state requirements for the registration of broker-dealers, (ii) the availability of an exemption from registration under the securities or "blue sky" laws of any particular state or (iii) the accuracy or adequacy of any information given, disclosed or made available to Purchasers or any persons acting on their behalf.

          3.     We assume no obligation to advise you of facts, circumstances, events or developments, including, without limitation, future changes in applicable law, which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

          4.     This is a legal opinion. We are relying on the factual representations made by others recited herein, and we make no representation of fact herein.

        This opinion is rendered as of the date first written above solely for your benefit in connection with the transactions described herein. This letter may not in any other respect be used, published, copied, delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

5

February 11, 2003

Fleming US Discovery Fund III, L.P.
Fleming US Discovery Offshore Fund III, L.P.
1221 Avenue of the Americas, 40th Floor
New York, New York 10020

InterWest Capital, Inc.
P.O. Box 7608
555 S. Cole Road
Boise, Idaho 83707

  Re:
  Displaytech, Inc.
  Sale of Shares of Series E Preferred Stock

Ladies and Gentlemen:

        I am the General Counsel of Displaytech, Inc., a Colorado corporation (the "Company"), and, as such, I am rendering this opinion in connection with the Stock Purchase Agreement dated as of February 11, 2003 (the "Purchase Agreement"), among the Company and Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., and InterWest Capital, Inc., respectively, (collectively, the "Purchasers"), relating to the issuance and sale by the Company, of the Company's Series E-1 Senior Preferred Stock, par value $.001 per share (the "Series E-1 Preferred Stock") and Series E-2 Senior Preferred Stock, par value $.001 per share (the "Series E-2 Preferred Stock"). Capitalized terms used herein but not defined herein have the respective meanings given to them in the Purchase Agreement. I am rendering this opinion letter to you at the request of the Company pursuant to Section 10.11 of the Purchase Agreement.

        In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as I have deemed appropriate as a basis for the opinions expressed below. In such examination I have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to me as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to me as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to me as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments I reviewed. As to any facts material to such opinions that were not known to me, I have relied upon statements and representations of officers and other representatives of the Company, and of public officials. Except as expressly set forth herein, I have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to my opinions, and no inference as to my knowledge concerning such facts should be drawn from my reliance on the representations of the Company in connection with the preparation and delivery of this letter.

        In particular, I have examined and relied upon:

          1.     The Purchase Agreement together with the Exhibits and Schedules thereto;

          2.     The Series E Shareholders' Rights Agreement dated February 11, 2003 (the "Series E Shareholders' Agreement");

          3.     Amendment Number 2 to Shareholders' Rights Agreement dated February 11, 2003 (the "Amended Shareholders' Agreement");

          4.     Certificate of Designation and Determination of Preferences of the Series E-l Senior Preferred Stock; Certificate of Designation and Determination of Preferences of the Series E-2 Senior Preferred Stock; Certificate of Designation and Determination of Preferences of the

  Series E-B Convertible Preferred Stock; Certificate of Designation and Determination of Preferences of the Series E-D Convertible Preferred Stock; Amended and Restated Certificate of Designation and Determination of Preferences of the Series B Convertible Preferred Stock; and Amended and Restated Certificate of Designation and Determination of Preferences of the Series D Convertible Preferred Stock (collectively, the "Certificates of Designation"); and

          5.     Agreement of Tender, Exchange and Transmittal of Series B Stock dated as of February 11, 2003 and Agreement of Tender, Exchange and Transmittal of Series D Stock dated as of February 11, 2003 (together, the "Exchange Agreements" and, collectively with the Purchase Agreement, the Series E Shareholders' Agreement, the Amended Shareholders' Agreement and the Certificates of Designation, the "Transaction Documents")

        References in this letter to "Applicable Laws" shall mean those laws, rules and regulations of the State of Colorado and of the United States of America which, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Documents. References in this letter to the term "Governmental Authorities" means executive, legislative, judicial, administrative or regulatory bodies of the State of Colorado or the United States of America. References in this letter to the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

        I have also assumed (other than with respect to the Company) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties. As used herein, "to my knowledge", "known to me" or words of similar import mean the actual knowledge, without independent investigation.

        I express no opinion concerning the laws of any jurisdiction other than the laws of the State of Colorado and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America. I am not licensed to practice law in the State of New York and I have neither examined nor expressed any opinion with respect to New York law.

        Based upon and subject to the foregoing, I am of the opinion that:

          1.     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets as now being and as heretofore conducted.

          2.     The Transaction Documents and the terms and provisions of each series of the Company's preferred stock included therein constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, and other laws related to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that (a) the enforcement of rights with respect to indemnification and contribution obligations and (b) provisions (i) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights to setoff or (ii) relating to choice of law, submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

          3.     The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations thereunder do not breach or result in a material violation of, or default under, any indenture, mortgage, deed of trust, agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its

2

  subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

          4.     Upon execution and delivery of the Purchase Agreement, the authorized capital stock of the Company shall consist of (a) 25,000,000 shares of Common Stock, $0.001 par value per share, of which (1) 242 shares are issued and outstanding, 305,990 warrants are outstanding for a total of 305,990 shares of Common Stock, and 1,792,929 options are outstanding for a total of 1,792,929 shares of Common Stock, and (b) 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which (1) 750,000 shares designated as Series B Convertible Preferred Stock, 260,051 of which are issued and outstanding, (2) 510,000 shares of Series D Convertible Preferred Stock, 154,856 of which are issued and outstanding, (3) 500,000 shares of Series E-B Convertible Preferred Stock, 225,638 are issued and outstanding, (4) 510,000 shares of Series E-D Convertible Preferred Stock, 175,785 of which are issued and outstanding, (5) 600,000 shares of Series E-1 Preferred Stock, 40,096 of which are issued and outstanding, and (6) 400,000 shares of Series E-2 Preferred Stock, none of which are issued and outstanding.

          5.     When shares of each series of preferred stock included in the Transaction Documents are issued in accordance with the Transaction Documents, such shares will be free of any liens or encumbrances (other than liens or encumbrances created or arising by operation of law) and free of preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or in any agreement known to me to which the Company is a party.

        I am furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without my prior written consent. In addition, I disclaim any obligation to update this opinion letter for changes in fact or law, or otherwise.

Very truly yours,
George E. Clough General Counsel Displaytech, Inc.

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JOINDER AGREEMENT

        This Joinder Agreement (this "Agreement"), is entered into as of February 28, 2003, by and between Displaytech, Inc., a Colorado corporation (the "Company"), and Nissho Electronics Corporation, a company organized under the laws of Japan (the "Buyer").

BACKGROUND

        A.    The Company is a party to (i) the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of February 11, 2003, by and among the Company and the Purchasers (as defined in the Stock Purchase Agreement) set forth on Schedule 1 thereto; (ii) the Series E Shareholders' Rights Agreement (the "Shareholders' Rights Agreement"), dated as of February 11, 2003, by and among the Company and the Investors (as defined in the Shareholders' Rights Agreement) set forth therein; and (iii) the Confidentiality Agreement (the "Confidentiality Agreement"), dated as of February 11, 2003, by and among the Company and the other parties set forth therein. The Stock Purchase Agreement, the Shareholders' Rights Agreement and the Confidentiality Agreement are collectively referred to herein as the "Transaction Agreements."

        B.    The Buyer wishes to purchase from the Company, and the Company wishes to sell to the Buyer, shares of the Company's Series E-1 Senior Preferred Stock, par value $.001 per share (the "Series E-1 Preferred Stock").

AGREEMENT

        In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

        1.    Agreement to Purchase and Sell Stock.    Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, 7,500 shares of Series E-1 Preferred Stock (the "Shares") at a price of $100 per share (the "Investment") for an aggregate purchase price of $750,000 (the "Purchase Price"). The Purchase Price for the Shares shall be paid (in United States dollars) by wire transfer of funds to an account designated by the Company.

        2.    Delivery.    Upon receipt in full of the Purchase Price by the Company, the Company shall deliver to the Buyer a certificate representing the Shares to be purchased by the Buyer hereunder against payment of the full purchase price therefor to the designated account of the Company.

        3.    Joinder.    By the execution of its duly authorized representative of this Agreement, the Buyer hereby becomes (a) with respect to the Stock Purchase Agreement, a "Purchaser" (as such term is defined in the Stock Purchase Agreement), (b) with respect to the Shareholders' Rights Agreement, an "Investor" (as such term is defined in the Shareholders' Rights Agreement) and (c) a party to the Confidentiality Agreement, in each case, for all purposes, legally bound to all terms and conditions contained in each such Transaction Agreement (and hereby expressly deemed to make all representations, warranties, covenants and agreements contained therein), as if it had been a named party and original signatory to each of the preceding, as of the dates thereof (subject to Section 5 below).

        4.    Representations and Warranties.    The Buyer hereby represents and warrants to the Company that (a) it has all necessary corporate power and authority to enter into this Agreement and the transactions contemplated hereby (including, without limitation, the making of the Investment by the Buyer) and (b) this Agreement represents the legally valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

        5.    Schedules.    The Stock Purchase Agreement is hereby supplemented and amended by (a) adding to Schedule 1 thereto the page attached hereto as Exhibit A and (b) solely with respect to the Buyer (and no other Purchasers (as defined in the Stock Purchase Agreement)), amending the Schedule of Exceptions thereto in the manner set forth on Exhibit B attached hereto.

        6.    Miscellaneous.

          6.1    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws.

          6.2    Further Assurances.    The Buyer agrees to execute and deliver any and all related or ancillary documentation and instruments as shall be necessary or desirable in order to give effect to the transactions contemplated by this Agreement and the Transaction Agreements.

          6.3    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

DISPLAYTECH, INC.
By:	/s/ RICHARD D. BARTON
Name:	Richard D. Barton
Title:	CEO
Date:	April 10, 2003
NISSHO ELECTRONICS CORPORATION
By:	/s/ TAKASHI FUKUDA
Name:	Takashi Fukuda
Title:	Managing Director
Date:	April 7, 2003

EXHIBIT A

        Schedule 1
to this Agreement (cont.)

Name of Purchasers	Number of Shares	Purchase Price
Nissho Electronics Corporation	7,500	$750,000
TOTAL	7,500	$750,000
(a)
address for communications:

  Nissho Electronics Corporation
  3-1, Tsukiji 7-Chrome, Chuo-ku, Tokyo, 104-8444 Japan

  Attention: Mr. Takashi Fukuda

(b)
address for payments by wire transfer:

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